Exhibit 10.11

OFFICE LEASE

RIO ROBLES TECHNOLOGY CENTRE

Between

CARR NP PROPERTIES, L.L.C.,

a Delaware limited liability company

as Landlord,

and

BLUEARC CORPORATION,

a Delaware corporation

as Tenant

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TABLE OF CONTENTS

(Continued)

Page

ARTICLE 29 TENANT PARKING	48
ARTICLE 30 MISCELLANEOUS PROVISIONS	49

EXHIBITS
A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
B-1	APPROVED BLUEARC TENANT IMPROVEMENTS
C	FORM OF NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	HAZARDOUS SUBSTANCES DISCLOSURE CERTIFICATE

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OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between CARR NP PROPERTIES, L.L.C., a Delaware limited liability company (“Landlord”), and BLUEARC CORPORATION, a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

	TERMS OF LEASE		DESCRIPTION
1.	Date:		July 16, 2009

2.	Premises (Article 1).

	2.1	“Building”	40-50 Rio Robles Drive, San Jose, California

	2.2	“Premises”	Approximately 41,772 rentable square feet of space, comprising the entirety of the Building, the outline and location of which is set forth in Exhibit A to this Lease.

	2.3	“Property”	The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

	2.4	“Project”	The office/R&D project, consisting of seven (7) buildings, and commonly known as RIO ROBLES TECHNOLOGY CENTRE, including (i) the Common Areas (as defined in Section 1.2 below), and (ii) the land (which is improved with landscaping, above ground and subterranean parking facilities and other improvements) upon which such buildings and the Common Areas are located.

3.	Lease Term (Article 2).

	3.1	Lease Term:	The term of this Lease (the “Lease Term”) shall commence on the Lease Commencement Date and end on the Lease Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

	3.2	“Lease Commencement Date	September 1, 2009

	3.3	“Lease Expiration Date”:	August 31, 2014

4.	“Base Rent” (Article 3):

Period During Lease Term	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent	Annual Base Rent
Lease Commencement Date – August 31, 2010	$0.85	$35,463.70	$425,564.40
September 1, 2010 – August 31, 2011	$0.88	$36,527.61	$438,331.33
September 1, 2011 – August 31, 2012	$0.90	$37,623.44	$451,481.27
September 1, 2012 – August 31, 2013	$0.93	$38,752.14	$465,025.71
September 1, 2013 – August 31, 2014	$0.96	$39,914.71	$478,976.48

Notwithstanding anything to the contrary in this Lease, including Article 4, so long as no Default (defined in Section 19.1 below) exists, Tenant shall be entitled to an abatement of Base Rent, in the amount of $35,463.70, and all Direct Expenses for the month of September 2009.

5.	“Tenant’s Share” (Article 4):	100%

6.	“Permitted Use” (Article 5):	General office, laboratory, research and development and related purposes consistent with a “Class A” office/R&D building and in conformity with municipal zoning requirements of the City of San Jose and other applicable Laws (as defined in Section 25.1 below)

7.	“Security Deposit” (Article 22):	$250,000.00, as more particularly described, and subject to the reduction contained, in Article 22 below.

	Prepaid Base Rent (Article 3):	$35,463.70, as more particularly described in Article 3 below.

	Prepaid Additional Rent (Article 3):	$16,271.58, as more particularly described in Article 3 of this Lease.

8.	Parking (Article 29):	One hundred sixty-eight (168) unreserved parking spaces

9.	Address of Tenant (Section 30.16):	50 Rio Robles San Jose, CA 95134 Attention: Lease Administration

10.	Address of Landlord (Section 30.16):	Carr NP Properties, L.L.C. 2655 Campus Drive, Suite 100 San Mateo, CA 94403

Attn: Market Officer

and

Equity Office

2655 Campus Drive, Suite 100

San Mateo, CA 94403

Attn: Managing Counsel

and

Equity Office

Two North Riverside Plaza

Suite 2100

Chicago, IL 60606

Attn: Lease Administration

11.	Tenant’s Broker(s) (Section 30.22):	NAI BT Commercial

12.	“Tenant Improvements”:	Defined in the Tenant Work Letter attached hereto as Exhibit B.

13.	“Guarantor”:	As of the date of this Lease, there is no Guarantor.

ARTICLE 1

PREMISES AND COMMON AREAS

1.1 The Premises.

1.1.1 Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge and agree that the rentable square footage of the Premises are as set forth in Section 2.2 of the Summary. Tenant acknowledges and agrees that this Lease is made upon the condition that Tenant will perform each of its obligations hereunder and that Tenant’s agreement to perform each such obligation is a material part of the consideration for this Lease. The parties acknowledge that Exhibit A is intended only to show the approximate location of the Premises in the Project, and not to constitute an agreement, representation or warranty as to the construction or precise area of the Premises or as to the specific location or elements of the Common Areas (defined in Section 1.2 below) or of the access ways to the Premises or the Project.

1.1.2 Tenant acknowledges and agrees that its possession of the Premises as of the Lease Commencement Date is a continuation of Tenant’s possession of the Premises under its existing sublease of the Premises (“Existing Sublease”), and that, except as specifically set forth in this Lease (including in the Tenant Work Letter attached hereto as Exhibit B (“Tenant Work Letter”)), Tenant agrees to accept possession of the Premises in their “as is” condition and configuration on the date of this Lease, without any obligation of Landlord to provide or pay for any work or services related to the improvement of the Premises, and without any representation or warranty regarding the condition of the Premises or the Project or their suitability for the conduct of Tenant’s business. Notwithstanding anything to the contrary in the Existing Sublease or Landlord’s consent or similar agreement delivered in connection therewith, Landlord agrees that, if the Existing Sublease or the existing master lease of the Premises as to which the Existing Sublease is subordinate (“Existing Master Lease”) is terminated for any reason on or before August 31, 2009, then, notwithstanding Section 3.2 of the Summary, the Term of this Lease shall commence concurrently with such early termination, subject, however, to the provisions of Article 11 and Article 13 below. Landlord shall not require any leasehold improvements or other alterations currently existing in the Premises to be removed upon the expiration or earlier termination of the Existing Sublease and agrees that the then-existing condition of the Premises satisfies the surrender condition under the Existing Lease; provided, however, that the foregoing shall not affect Tenant’s removal and restoration obligations set forth in Section 8.5 below.

1.1.3 Landlord shall use reasonable diligence to cause the PG&E Power Upgrades (as more particularly described in the Tenant Work Letter) to be completed as soon as reasonably practicable, and shall use commercially reasonable efforts to cause the Substantial Completion Date (as defined in Tenant Work Letter) to occur concurrently with the substantial completion of the PG&E Power Upgrades. Tenant acknowledges and agrees that “Landlord’s Work” (as defined in the Tenant Work Letter) may be conducted during normal business hours and may create disruption, noise, dust or temporarily leave debris in the Premises, but that Landlord shall use commercially reasonable efforts not to unreasonably interfere with Tenant’s business as a result thereof. So long as Landlord uses such commercially reasonable efforts, Tenant hereby agrees that Landlord’s Work and Landlord’s actions in connection therewith shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent and that Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from Landlord’s Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from Landlord’s Work or Landlord’s actions in connection therewith, or for any inconvenience or annoyance occasioned thereby or Landlord’s actions.

1.2 Common Areas. Tenant shall have the non-exclusive right to use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D attached hereto), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the sole and reasonable discretion of Landlord. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, and any inconvenience suffered by Tenant in connection therewith shall not subject Landlord to any liability for any loss or damage resulting therefrom, constitute a constructive eviction, or entitle Tenant to any abatement of Rent; provided, however, that no such closures of or changes to the Common Areas shall unreasonably interfere with Tenant’s use of the Premises or

Tenant’s parking rights or materially increase the obligations or decrease the rights of Tenant under this Lease.

1.3 Temporary Lab Space.

1.3.1 Upon the mutual execution and delivery of this Lease, and continuing thereafter until the Substantial Completion Date or the substantial completion of the PG&E Power Upgrades, whichever occurs later, Tenant shall have the right to use and occupy the existing lab space in the building located at 90 Rio Robles Drive, San Jose, California (the “Temporary Lab Space”); provided, however, that, upon thirty (30) days’ prior written notice to Tenant (which notice Landlord may deliver at any time, including before the substantial completion of the PG&E Power Upgrades, but only if Landlord has negotiated and is prepared to enter into a letter of intent or similar agreement [which Tenant acknowledges may be non-binding and may be conditioned on execution of subsequent lease documentation] with a bona fide third-party to lease the Temporary Lab Space) (“Landlord’s TLS Termination Notice”), Tenant shall surrender the Temporary Lab Space to Landlord in the same condition as when received, reasonable wear and tear, repairs that are specifically made the responsibility of Landlord hereunder and, subject to Articles 11 and 13 below, damage from casualty or condemnation. Tenant’s use and occupancy of the Temporary Lab Space shall be subject to all of the terms, covenants and conditions of this Lease, including, without limitation, Tenant’s indemnity obligations set forth in Article 10 below, except that Landlord agrees that Tenant’s obligation to pay Base Rent and Direct Expenses for the Temporary Lab Space shall be waived; and, provided, however, that, unless necessitated by Tenant’s particular use of the Temporary Lab Space, the particular manner in which Tenant conducts business in the Temporary Lab Space or any Alterations to the Temporary Lab Space made by or on behalf of Tenant, Tenant shall have no obligation to make alterations or improvements to the Temporary Lab Space to comply with any Laws or Underlying Documents. In addition, notwithstanding the provisions of Section 7.1.4 below, if, at any time during Tenant’s occupancy of the Temporary Lab Space, any capital repairs, replacements or improvements (as determined in accordance with generally accepted accounting principles) are required to be made to the Building Systems (as defined in Section 7.1.1 below), or portions thereof, exclusively serving the Temporary Lab Space (excluding any Building Systems installed by Tenant, any Specialty Systems [as defined in Section 7.1.1 below], and any other equipment or facilities relating to the particular use or manner of use of the Temporary Lab Space by Tenant or any Tenant Parties [as defined in Section 10.1.2 below]), then, unless such repairs, replacements or improvements are required by the act or omission of Tenant or any Tenant Parties, or any Alterations to the Temporary Lab Space made by or on behalf of Tenant, Landlord shall perform such capital repairs, replacements or improvements at no cost to Tenant. Tenant shall pay the cost of all utilities and other services provided to the Temporary Lab Space during Tenant’s occupancy.

1.3.2 Except as expressly provided in this Section 1.3, Tenant agrees to accept possession of the Temporary Lab Space in its “as is” condition and configuration on the date of this Lease, without any obligation of Landlord to provide or pay for any work or services related to the improvement of the Temporary Lab Space, except maintenance and repairs required to be performed by Landlord pursuant to Articles 7 and 11 below, and without any representation or warranty regarding the condition of the Temporary Lab Space or its suitability for the conduct of Tenant’s business. Tenant shall bear all costs related to furnishing, equipping, and moving into and out of the Temporary Lab Space, including, without limitation, the installation of any necessary “Lines” (as defined in Section 30.28 below). Upon the earlier to occur of (i) the Substantial Completion Date or (ii) thirty (30) days following Tenant’s receipt of Landlord’s TLS Termination Notice, Tenant shall surrender the Temporary Lab Space to Landlord in the same condition as when received; and, without limiting the provisions of Section 8.5 below, Tenant agrees that, unless otherwise instructed by Landlord in writing, Tenant shall, at Tenant’s expense, before Tenant’s surrender of the Temporary Lab Space to Landlord, (a) remove from the Temporary Lab Space any Alterations made by Tenant thereto, (b) repair any damage to the Temporary Lab Space caused by such removal, and (c) restore the affected portion of the Temporary Lab Space to its condition existing before the installation of such Alterations; provided, however, that if Tenant’s request for Landlord’s approval of any proposed Alterations contains a request that Landlord identify any portion of such Alterations that Landlord will require Tenant to remove as provided above, then Landlord will, at the time it approves such Alterations, identify such portion of the Alterations, if any, that Landlord will require Tenant to so remove. If Tenant fails to complete the removal, repair or restoration required by this Section within thirty (30) days following the earlier to occur of (1) the Substantial Completion Date or (2) Tenant’s receipt of Landlord’s TLS Termination Notice, Landlord may do so and may charge the cost thereof to Tenant.

1.3.3 Notwithstanding the foregoing provisions of this Section 1.3, Landlord shall deliver possession of the Temporary Lab Space to Tenant in good, vacant, broom clean condition, with all TS Base Building Systems (as defined below) in good working order (without regard, however, to Tenant’s proposed use of the Temporary Lab Space). For purposes of this Lease, the “TS Base Building Systems” means the heating, ventilation and air conditioning equipment, and base building electrical, plumbing and fire and life safety systems located in or on the Temporary Lab Space on the Temporary Lab Space Delivery Date that serve the Temporary Lab Space generally (as distinguished from the portions of such systems that may be installed or modified by Tenant). Without limiting the foregoing, the TS Base Building Systems exclude interior lighting (including, without limitation, switches, light bulbs and ballasts) and any interior controls or design features that are customarily installed as part of the leasehold improvements in the Temporary Lab Space.

1.3.4 Notwithstanding the provisions of Section 1.3.2 above, (a) if it is determined that any of the TS Base Building Systems were not in good working order as of the date of mutual execution and delivery of this Lease, Landlord shall not be liable to Tenant for any damages, but as Tenant’s sole remedy, Landlord, at no cost to Tenant, shall perform such work or take such other action as may be necessary to place the same in good working order and condition; provided, however, that if Tenant does not give Landlord written notice of any such deficiency in the TS Base Building Systems within ninety (90) days following Landlord’s delivery of possession of the Temporary Lab Space to Tenant, correction of such deficiency shall be governed by the provisions of Article 7 below; and (b) if Landlord fails to deliver the Temporary Lab Space in compliance with all Laws, as evidenced by written notice of violation from any applicable governmental agency(ies) with jurisdiction, Landlord shall, as Tenant’s sole remedy therefor, perform such work in the

Temporary Lab Space as may be necessary to cure the violation which existed as of the date of delivery; provided, however, that Landlord may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that Tenant incurs no liability as a result of such contest and that, after completing such contest, Landlord makes any alteration to the Temporary Lab Space that is necessary to comply with any final order or judgment). Subject to the provisions of this Section 1.3 and Section 25.3 below, the taking of possession of the Temporary Lab Space by Tenant shall conclusively establish that the Temporary Lab Space and the Building were at such time in good and sanitary order, condition and repair.

ARTICLE 2

LEASE TERM

2.1 Lease Term.

2.1.1 The Lease Term shall commence and, unless ended sooner or extended as herein provided, shall expire on the Lease Commencement Date and Lease Expiration Date, respectively, specified in Section 3 of the Summary of Basic Lease Information. Without limiting the foregoing, if the Substantial Completion Date does not occur on or before September 1, 2009, for any reason, then (a) this Lease shall not be void or voidable by either party, and (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom; provided, however, that if the Substantial Completion Date does not occur on or before April 1, 2010 (the “Substantial Completion Deadline”), then Tenant, as its sole remedy, shall have the right to terminate this Lease by giving written notice of such termination to Landlord at any time after the Substantial Completion Deadline and prior to the Substantial Completion Date, in which case this Lease shall be terminated effective sixty (60) days after Landlord’s receipt of Tenant’s termination notice, unless the Substantial Completion Date occurs within the first thirty (30) days of such 60-day period; provided, however, that in no event shall Tenant have the right to terminate this Lease pursuant to the foregoing provisions of this Section 2.1.1, unless, prior to the date of Tenant’s termination notice, Landlord has delivered to Tenant a Landlord’s TLS Termination Notice pursuant to Section 1.3.1 above (i.e., so long as Landlord has not terminated Tenant’s occupancy of the Temporary Lab Space as provided in Section 1.3.1 above, Tenant shall have no right to terminate this Lease pursuant to the provisions of this Section 2.1.1).

2.1.2 At any time during the Lease Term, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof. If Tenant fails to execute and return (or reasonably object in writing to) such notice within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception. This Lease shall be a binding contractual obligation effective upon execution and delivery hereof by Landlord and Tenant, notwithstanding the later commencement of the Lease Term.

2.2 Extension Option.

2.2.1 Option Term. Subject to the terms and conditions set forth below, Tenant shall have one (1) option (the “Extension Option”) to extend the Lease Term for an additional period of five (5) years (the “Option Term”). If Tenant properly exercises the Extension Option hereunder, all of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Option Term, including provisions regarding payment of Additional Rent, which shall remain payable on the terms herein set forth, except that (a) the Base Rent payable by Tenant during the Option Term shall be as calculated in accordance with Section 2.3.3 and Section 2.3.4 below, (b) Tenant shall continue to possess and occupy the Premises in their existing condition, “as is” as of the commencement of such Option Term, and Landlord shall have no obligation to repair, remodel, improve or alter the Premises, to perform any other construction or other work of improvement upon the Premises, or to provide Tenant with any construction or refurbishing allowance whatsoever, and (c) Tenant shall have no further rights to extend the Term of this Lease after the expiration of the Option Term.

2.2.2 Exercise. To exercise the Extension Option, Tenant must deliver an unconditional binding notice to Landlord (“Exercise Notice”) via certified mail, FedEx or hand delivery not sooner than twelve (12) months, nor later than nine (9) months, prior to the expiration of the initial Lease Term. If Tenant fails to timely give its notice of exercise with respect to any Extension Option, Tenant will be deemed to have waived such Extension Option.

2.2.3 Market Rate Calculation. The Base Rent payable by Tenant for the Premises during the Option Term shall be the Market Rate (as defined below) for the Premises, valued as of the commencement of the Option Term, determined in the manner hereinafter provided. As used herein, the term “Market Rate” shall mean the annual amount of Base Rent at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered, non-equity space under then prevailing ordinary rental market practices (e.g., not pursuant to extraordinary rental, promotional deals or other concessions to tenants which deviate from what is the then prevailing ordinary practice), at arm’s length, that is comparable to the Premises within the Project or other comparable first class office/R&D projects in the submarket in which the Project is located (the “Comparison Projects”), based upon binding lease transactions for tenants in the Comparison Projects that, where possible, commence or are to commence within six (6) months prior to or within six (6) months after the commencement of the Option Term (“Comparison Leases”). Comparison Leases shall include renewal and new non-renewal tenancies, but shall exclude subleases and leases of space subject to another tenant’s expansion rights. Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (a) the length of the Option Term compared to the lease term of the Comparison Leases; (b) rental structure, including, without limitation, rental rates per rentable square foot (including type, gross or net, and if gross, adjusting for base year or expense stop), additional rental, escalation provisions, all other payments and escalations; (c) the size of the Premises compared to the size of the premises of the Comparison Leases; (d) free rent, moving expenses and other cash payments, allowances or other monetary concessions affecting the rental rate; (e) the age and quality of construction of the buildings (including compliance with applicable codes); and (g) leasehold improvements and/or allowances, including the amounts thereof in renewal leases, and taking into account, in the case of renewal leases (including this Lease), the value of existing leasehold improvements to the renewal tenant.

2.2.4 Base Rent Determination. The Base Rent payable by Tenant for the Premises during the Option Term shall be determined as follows:

(a) If Tenant provides Landlord with its unconditional binding notice of exercise pursuant to Section 2.3.2 above, then, prior to the commencement of the Option Term, Landlord shall deliver to Tenant a good faith written proposal of the Market Rate. Within twenty-one (21) days after receipt of Landlord’s proposal, Tenant shall notify Landlord in writing (1) that Tenant accepts Landlord’s proposal or (2) that Tenant elects to submit the determination of Market Rate to arbitration in accordance with Sections 2.3.4(b) through 2.3.4(d) below. If Tenant does not give Landlord a timely notice in response to Landlord’s proposal, Landlord’s proposal of Market Rate shall be binding upon Tenant.

(b) If Tenant timely elects to submit the determination of Market Rate to arbitration, Landlord and Tenant shall first negotiate in good faith in an attempt to determine the Market Rate. If Landlord and Tenant are able to agree within thirty (30) days following the delivery of Tenant’s notice to Landlord electing arbitration (or if Tenant accepts Landlord’s initial proposal), then such agreement shall constitute a determination of Market Rate for purposes of this Section, and the parties shall immediately execute an amendment to this Lease stating the Base Rent for the Option Term. If Landlord and Tenant are unable to agree on the Market Rate within such 30-day negotiating period, then within fifteen (15) days after the expiration of such negotiating period, the parties shall meet and concurrently deliver to each other in envelopes their respective good faith estimates of the Market Rate (set forth on a net effective rentable square foot per annum basis). If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with Sections 2.3.4(c) and 2.3.4(d) below.

(c) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent real estate broker with at least five (5) years of experience in leasing commercial office space in the metropolitan area in which the Project is located (a “Qualified Appraiser”). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select an independent Qualified Appraiser and the independent Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

(d) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

(e) Until the matter is resolved by agreement between the parties or a decision is rendered in any arbitration commenced pursuant to this Section 2.3, Tenant’s monthly payments of Base Rent shall be in an amount equal to Landlord’s determination of the Market Rate. Within ten (10) business days following the resolution of such dispute by the parties or the decision of the arbitrator, as applicable, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, the amount of any deficiency or excess, as the case may be, in the Base Rent theretofore paid.

2.2.5 Rights Personal to Tenant. Tenant’s right to exercise the Extension Option is personal to, and may be exercised only by, BLUEARC CORPORATION, a Delaware corporation (the “Original Tenant”), or any assignee of this Lease permitted without Landlord’s consent pursuant to Section 14.8 below (“Permitted Assignee”), and only if the Original Tenant or a Permitted Transferee continues to occupy the entire Premises at the time of such exercise. No assignee (other than a Permitted Transferee) or subtenant shall have any right to exercise the Extension Option granted herein. In addition, if Tenant is in Default at the time it exercises the Extension Option or at any time thereafter until the commencement of the Option Term or if Tenant has been in Default at any time prior to its exercise of the Extension Option, Landlord shall have, in addition to all of its other rights and remedies under this Lease, the right (but not the obligation) to terminate the Extension Option and to unilaterally revoke Tenant’s exercise of the Extension Option, in which case this Lease shall expire on the Lease Expiration Date, unless earlier terminated pursuant to the terms hereof, and Tenant shall have no further rights under this Lease to renew or extend the Term.

ARTICLE 3

RENT

Tenant shall pay to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, at the place Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, all Base Rent and Additional Rent (defined below) (collectively, “Rent”). As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of “Direct Expenses” (defined in Section 4.1 below) shall be paid in advance on or before the first day of each calendar month during the Lease Term; provided, however, that the installment of Base Rent and the installment of Direct Expenses for the first full calendar month of the Lease Term in which such amounts are payable hereunder shall be paid upon Tenant’s execution and delivery of this Lease. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s written request for payment. Rent for any partial calendar month shall be prorated on the basis of the actual number of days in the month.

ARTICLE 4

EXPENSES AND TAXES

4.1 General Terms. In addition to paying the Base Rent, Tenant shall pay, in accordance with Section 4.4 below, for each Expense Year (defined in Section 4.2.1 below), an amount equal to the sum of the following (collectively, the “Direct Expenses”): (a) Tenant’s Share of Expenses for such Expense Year, plus (b) Tenant’s Share of Taxes for such Expense Year, plus (c) a management fee (the “Management Fee”) equal to three percent (3%) of the Base Rent payable by Tenant for the applicable Expense Year. The obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration or earlier termination of this Lease. If this Lease commences on a day other than the first day of an Expense Year or expires or terminates on a day other than the last day of an Expense Year, Tenant’s payment of Direct Expenses for the Expense Year in which such commencement, expiration or termination occurs shall be prorated based on the ratio between (x) the number of days in such Expense Year that fall within the Lease Term, and (y) the number of days in such Expense Year.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Lease, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls.

4.2.2 “Expenses” shall mean all expenses, costs and amounts that Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and quality of the Building. Without limiting the foregoing, Expenses shall include: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles; provided, however, that if the deductible payable in connection with any earthquake insurance maintained by Landlord exceeds the amount of the deductible payable in connection with Landlord’s special form property insurance policy covering the Project, such excess shall be amortized over a period of ten (10) years and only that portion of the deductible that is properly allocable to the Term of this Lease (as extended) shall be included in Expenses during the Lease Term (as extended); (iv) the cost of landscaping and re-lamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) payments under any equipment-rental agreements; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training, uniforms, and employee enrichment for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xii) the cost of capital improvements or any other items that are (A) intended to effect economies in the operation or maintenance of the Property, or to reduce current or future Expenses or to enhance the safety or security of the Property or its occupants, (B) required to comply with present or anticipated conservation programs, (C) replacements or modifications of the nonstructural portions of the Base Building (as defined in Section 7.2 below) or the Common Areas that are required to keep the Base Building or the Common Areas in good order or condition, or (D) required under any Law; (xiii) except for costs and expenses which are the sole responsibility of Tenant pursuant to Section 7.2 below, all costs paid or incurred by Landlord to perform Landlord’s Repair Obligations (as defined in pursuant to Section 7.2.1 below); and (xiii) payments under any reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property, whether now or hereafter in effect (collectively, the “Underlying Documents”).

Notwithstanding the foregoing, Expenses shall not include: (a) capital expenditures not described in clauses (xi), (xii) or (xiii) above (in addition, any capital expenditure shall be amortized (including actual or imputed interest on the amortized cost) over the useful life thereof as Landlord shall reasonably determine in accordance with GAAP); (b) depreciation; (c) payments of mortgage and other non-operating debts of Landlord; (d) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; (e) costs in connection with leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; (f) costs incurred in connection with the sale, financing or refinancing of the Building; (g) fines, interest and penalties incurred due to the late payment of Taxes or Expenses, or any failure of Landlord to timely pay any obligation; (h) organizational expenses associated with the creation and operation of the entity that constitutes Landlord; (i) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Project under their respective leases; (j) fines or penalties resulting from any violations of Law, negligence or willful misconduct of Landlord or its employees, agents or contractors; (k) attorney’s fees and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building; (1) costs related to the presence of Hazardous Substances (as defined in Section 25.2.7 below) or Mold Conditions (as defined in Section 25.2.5 below), except for the costs of (i) routine monitoring of and testing for Hazardous Substances (other than asbestos) in, on, or about the Project and (ii) routine cleanup performed as part of the ordinary operation and maintenance of the Project; (m) expense reserves; (n) costs of structural repairs to the Building; (o) wages, salaries, fees or fringe benefits (“Labor Costs”) paid to executive personnel or officers or partners of Landlord; provided, however, that, if such individuals provide services directly related to the operation, maintenance or ownership of the Project that, if provided directly by a general manager or property manager or his or her general support staff, would normally be chargeable as an operating expense of a comparable office building, then the Labor Costs of such individuals may be included in Expenses to the extent of the percentage of their time that is spent providing such services to the Project; or (p) any management fee in excess of the Management Fee specified in Section 4.1.1 above.

4.2.3 “Taxes” shall mean all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); and (h) any assessment, tax, fee, levy or charge allocable or measured by the area of the Premises or by the Rent payable hereunder, including any business, gross income, gross receipts, sales or excise tax with respect to the receipt of such Rent. Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding anything herein to the contrary, Taxes shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), (ii) any Expenses, (iii) any items required to be paid by Tenant under Section 4.5 below, and (iv) any tax or assessment expense (1) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; or (2) imposed on land and improvements other than the Project. During the Term, if Landlord, in its good faith business judgment, deems the real property Taxes levied against the Building for any tax fiscal year to be excessive, then Landlord shall exercise commercially reasonable efforts to seek Proposition 8 property tax relief for such fiscal year.

4.3 Cost Pools; Cost Sharing.

4.3.1 Landlord shall have the right, from time to time, to equitably allocate some or all of the Expenses for the Property among different portions or occupants of the Property (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include the office or retail tenants of a particular building or of the Property. The Expenses allocated to any such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner, in Landlord’s reasonable discretion.

4.3.2 If Landlord incurs Expenses or Taxes for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, such shared amounts shall be equitably prorated and apportioned between the Property and such other buildings or properties, in Landlord’s reasonable discretion.

4.4 Calculation and Payment of Expenses and Taxes.

4.4.1 Statement of Actual Expenses and Taxes and Payment by Tenant. Landlord shall use reasonable efforts to give to Tenant within 180 days after the end of each Expense Year a statement (the “Statement”) setting forth the actual amount of Direct Expenses for such Expense Year, including Tenant’s Share of Expenses and Taxes for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 below is less or more than the actual sum of Tenant’s Direct Expenses for such Expense Year (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Any failure of Landlord to timely furnish the Statement for any Expense Year shall not preclude Landlord or Tenant from enforcing its rights under this Article 4; provided, however, that Tenant shall not be required to pay any deficiency in Direct Expenses for the Expense Year that occurs during the last year of the Lease Term if Landlord fails to deliver the Statement for such Expense Year within eighteen (18) months after the expiration of the Lease Term.

4.4.2 Statement of Estimated Expenses and Taxes. In addition, Landlord shall endeavor to give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Direct Expenses (the “Estimated Direct Expenses”) for such Expense Year, including Tenant’s Share of Expenses and Taxes for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of the Estimated Direct Expenses (as such amount is set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of the Estimated Direct Expenses, as such amount is set forth in the previous Estimate Statement delivered by Landlord to Tenant. Any failure of Landlord to timely furnish any Estimate Statement shall not preclude Landlord from enforcing its rights to receive payments and revise any previous Estimate Statement under this Article 4.

4.4.3 Retroactive Adjustment of Taxes. Notwithstanding anything herein to the contrary, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Taxes, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall pay, 10 days before delinquency, any taxes levied against Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If any such taxes are levied against Landlord or its property (or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or other personal property of Tenant), and if Landlord pays such taxes (or such increased assessment), which Landlord shall have the right to do regardless of the validity thereof, Tenant shall, upon demand, repay to Landlord the amount so paid.

4.5.2 If the leasehold improvements in the Premises, whether installed and/or paid for by Landlord, Tenant or any prior tenant, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Taxes levied against Landlord or the Property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant for purposes of Section 4.5.1 above.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay, 10 days before delinquency, (i) any rent tax, sales tax, service tax, transfer tax or value added tax, or any other tax respecting the rent or services described herein or otherwise respecting this Lease; (ii) taxes assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property; and (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises.

ARTICLE 5

USE OF PREMISES

Tenant shall not (a) use the Premises for any improper or objectionable purpose, for any purpose not permitted under Article 25 below, or for any purpose other than the Permitted Use; or (b) do anything in or about the Premises that (i) violates any of the Rules and Regulations or any provision of the Underlying Documents, (ii) damages the reputation of the Project or interferes with, injures or annoys other occupants of the Project, or (iii) constitutes a nuisance. Without limiting the foregoing, no portion of the Premises shall be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities, or sexual conduct or any other use that, as of the time of the execution hereof, has or could reasonably be expected to have a material adverse effect on the Property or its use, operation or value. Tenant’s rights and obligations under this Lease and Tenant’s use of the Premises and the Common Areas shall be subject and subordinate to the Underlying Documents.

ARTICLE 6

SERVICES

Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials and services furnished directly to or used by Tenant on or about the Premises during the Term (collectively, “Utilities”), including, without limitation, (a) meter, use and/or connection fees, hook-up fees, or standby fees, and (b) penalties for discontinued or interrupted service. Tenant shall provide janitorial service to the Premises at its sole cost and expense, provided that any persons employed by Tenant to do janitorial work shall be subject to Landlord’s prior written approval. Landlord shall provide exterior window washing, provided that Tenant shall pay for its share of the cost of such window washing to the extent property included in Expenses pursuant to Section 4.1.2 above. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any interruption or cessation of Utilities resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Project (each, a “Service Interruption”), shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant’s business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof; provided, however, that if the Premises, or a material portion thereof, is made untenantable or inaccessible for more than five (5) consecutive business days after written notice from Tenant to Landlord as a result of any Service Interruption that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Monthly Rent (defined below) payable hereunder for the period beginning on the sixth (6th) consecutive business day of such Service Interruption and ending on the day the service is restored. If a Service Interruption renders less than the entire Premises untenantable or inaccessible, the amount of Monthly Rent abated shall be prorated in proportion to the percentage of the rentable square footage of the Premises that is rendered untenantable or inaccessible. As used herein, “Monthly Rent” means Base Rent and Tenant’s monthly installment of Direct Expenses.

ARTICLE 7

REPAIRS

7.1 Tenant’s Obligations.

7.1.1 Tenant shall, at its expense, but under the supervision and subject to the prior written approval of Landlord, and within any reasonable period of time specified by Landlord, perform all maintenance and repairs (including replacement) to the Premises that are not Landlord’s express responsibility hereunder, and keep the Premises in good condition and repair, reasonable wear and tear excepted (collectively, “Tenant’s Repair Obligations”). As a condition to approving any repair by Tenant, Landlord may, without limitation, require that Tenant comply with the requirements of Sections 8.2, 8.3 and 8.4 below as if such repair were an Alteration (defined in Section 8.1 below). Tenant’s Repair Obligations shall include: (a) floor coverings; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations; and (f) the heating, ventilating and air conditioning (“HVAC”) systems and equipment, the plumbing, sewer, drainage, electrical, fire protection, elevator, escalator, life safety and security systems and equipment and other mechanical, electrical and communications systems and equipment (collectively, the “Building Systems”), or portions of the Building Systems, that exclusively serve the Premises, including, without limitation, (i) any specialty or supplemental Building Systems installed by or for Tenant (“Specialty Systems”) such as any UPS facilities or equipment, and (ii) all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature, whether such items are located within or outside of the Premises, and whether they are installed by or for the benefit of Tenant or exist as of the date hereof. Notwithstanding the foregoing, Landlord shall, within thirty (30) days after receipt of an invoice therefor, reimburse Tenant for the cost of any repairs or replacements made by Tenant pursuant to this Section 7.1.1 to the extent such repairs or replacements are necessitated by the negligence or willful misconduct of Landlord or any Landlord Parties (as defined in Section 10.1 below) (unless such repairs or replacements are covered by the insurance Tenant is required to carry hereunder, in which event Landlord shall pay such portion [i.e., the portion of the repairs or replacements attributable to the negligence or willful misconduct of Landlord or any Landlord Parties] of any commercially reasonable deductible in connection therewith).

7.1.2 Tenant shall also be responsible for all pest control within the Premises, and for all trash removal and disposal from the Premises. Notwithstanding the provisions of Section 7.1.1 above, with respect to the HVAC systems and equipment serving the Premises, Landlord shall obtain HVAC systems preventive maintenance contracts with bimonthly or monthly service in accordance with manufacturer recommendations, which shall be paid for by Tenant within thirty (30) days after receipt of an invoice therefor, and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking of sheet metal, and recaulking of jacks and vents on an annual basis. Tenant shall have the benefit of all warranties available to Landlord regarding the HVAC systems and equipment.

7.1.3 Notwithstanding the foregoing provisions of this Section 7.1, Landlord may, at its option, perform any or all of Tenant’s Repair Obligations (including obtaining HVAC systems preventive maintenance contracts) on Tenant’s behalf, in which case Tenant shall pay Landlord, within ten (10) days after receipt of an invoice therefor, the actual out-of-pocket cost of such work (without mark-up by Landlord); provided, however, that if Tenant fails to perform any of Tenant’s Repair Obligations, then Landlord may, but need not, make such repairs and replacements, in which event Tenant shall pay Landlord the cost of such work, plus a reasonable percentage of the cost thereof (not to exceed 10%) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements, within ten (10) days after receipt of an invoice therefor.

7.1.4 Notwithstanding the provisions of Section 7.1.1 above to the contrary, if, at any time during the Lease Term, any capital repairs, replacements or improvements (as determined in accordance with generally accepted accounting principles) are required to be made to the Building Systems (excluding any Building Systems installed by Tenant, any Specialty Systems, and any other equipment or facilities relating to the particular use or manner of use of the Premises by Tenant or any Tenant Parties), then, unless such repairs, replacements or improvements are required by the act or omission of Tenant or any Tenant Parties, or any Alterations to the Premises made by or on behalf of Tenant, Landlord shall perform such repairs, replacements or improvements at Landlord’s cost and expense, subject, however, to the following: beginning on the first calendar month following substantial completion of the capital repairs, replacements or improvements, Tenant shall pay to Landlord, as Additional Rent, in equal monthly installments hereunder with Base Rent, the portion of the cost of such repairs, replacements or improvements allocable to the remaining Lease Term (including, if applicable, any Option Term), which portion shall be determined by amortizing the cost of the repairs, replacements or improvements on a straight-line basis over the useful life thereof (as Landlord shall reasonably determine in accordance with GAAP), together with interest on such amortized amount calculated at the lesser of (i) ten percent (10%) per annum or (ii) the maximum legal rate of interest allowed by the State of California.

7.2 Landlord’s Obligations.

7.2.1 Landlord shall maintain, repair and replace the following items (“Landlord’s Repair Obligations”): (a) the non-structural portions of the roof of the Building, including the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from such damage); (b) any Building Systems serving the Premises and/or the Project, or portions thereof, for which Tenant is not responsible pursuant to Section 7.1 above (i.e., those Building Systems, if any, that do not exclusively serve the Premises) (collectively, “Base Building Systems”); and (c) the Common Areas of the Project, including, without limitation, the Parking Facilities, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, lighting systems and other facilities, systems, equipment and improvements in the Common Areas. Landlord’s Repair Obligations also includes the routine repair and maintenance of the load bearing and exterior walls of the Building, including, without limitation, any painting, sealing, patching and waterproofing of such walls.

7.2.2 Landlord, at its own cost and expense, agrees to repair and maintain the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls) (collectively, and together with the Base Building Systems, the “Base Building”). The Base Building shall also include any public restrooms, elevators and exit stairwells in the Building.

7.2.3 Notwithstanding Section 10.5 below, if any such repair or maintenance is made necessary by the negligence or willful misconduct of Tenant or any Tenant Party, Tenant shall pay the actual out-of-pocket cost of such work, including a percentage of the cost thereof (to be uniformly established for the Project, not to exceed 10%) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements, within ten (10) days after receipt of an invoice therefor; provided, however, that, except in the event of the willful misconduct of Tenant, if such work is covered by Landlord’s insurance (or the insurance required to be carried by Landlord hereunder), Tenant shall only be obligated to pay any commercially reasonable deductible in connection therewith.

7.3 Waiver. Tenant hereby waives any rights under subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar Law.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or to any mechanical, plumbing or HVAC facilities or other systems serving the Premises (collectively, “Alterations”) without Landlord’s prior written consent, which consent shall be requested by Tenant not less than 30 days before commencement of work. Such consent shall not be unreasonably withheld, provided that it shall be deemed reasonable for Landlord to withhold its consent to any Alteration that would adversely affect the structure, systems or equipment of the Building or be visible from outside the Building (collectively, “Significant Alterations”). Notwithstanding the foregoing and any provisions of Section 8.2 to the contrary, Tenant shall be permitted to make interior, cosmetic or decorative, non-structural Alterations without Landlord’s prior consent, provided that such Alterations (a) cost less than Twenty-Five Thousand Dollars ($25,000.00) per project and do not constitute Significant Alterations hereunder, and (b) prior to commencing any such Alterations, Tenant provides Landlord with not less than ten (10) business days’ prior written notice thereof, which shall include a copy of any governmental permits required to complete such Alterations, if any.

8.2 Manner of Construction. Landlord may impose reasonable conditions to its consent to any Alteration. Without limiting the foregoing, before commencing any Alteration, Tenant shall deliver to Landlord, and obtain Landlord’s written approval of, each of the following items (to the extent applicable): plans and specifications (including any changes thereto); names of contractors, subcontractors, mechanics, laborers and materialmen; required building permits; and evidence of the insurance required under Section 8.4 below. Tenant shall perform any Alteration in a good and workmanlike manner, using materials of a quality reasonably approved by Landlord, and in conformance with all applicable Laws and Landlord’s construction rules and regulations. Without limiting the foregoing, if, as a result of Tenant’s performance of any Alteration, Landlord becomes required under applicable Law to perform any inspection or give any notice relating to the Premises or such Alteration, or to ensure that such Alteration is performed in any particular manner, Tenant shall comply with such requirement on Landlord’s behalf and promptly thereafter provide Landlord with reasonable documentation of such compliance. Tenant shall ensure that no Alteration impairs any Building System or Landlord’s ability to perform its obligations hereunder. In the event of a Tenant Alteration costing in excess of $100,000, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the work and naming Landlord as a co-obligee. Before commencing any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and any code compliance issues. In performing any Alteration, Tenant shall not obstruct access to, or the conduct of business in, any portion of the Project by Landlord or any other occupant of the Project. Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services in or about the Project. Upon completion of any Alteration, Tenant shall cause a Notice of Completion to be recorded in the office of the recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor Law, and Tenant shall deliver to Landlord reproducible copies of the “as built” drawings of the Alteration, as well as all related governmental permits, approvals and other documents.

8.3 Payment for Alterations. For any Alteration, Tenant shall pay Landlord within twenty (20) days following written demand (a) Landlord’s reasonable out-of-pocket expenses incurred in reviewing such work, and (b) a fee for Landlord’s oversight and coordination of work that costs over $50,000 equal to 3% of its cost. If Tenant pays its contractors directly for any Alteration, Tenant shall (i) to the extent required by Landlord, condition such payment upon receipt of final lien releases and waivers, and (ii) cause its contractors to sign Landlord’s standard contractor’s rules and regulations. Notwithstanding the foregoing, (i) this Section 8.3 shall not apply to any Tenant Improvements constructed pursuant to any Tenant Work Letter, and (ii) the first sentence of this Section 8.3 shall not apply to Tenant’s initial power distribution work, which Tenant intends to perform as an Alteration pursuant to the provisions of this Article 8.

8.4 Construction Insurance. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of any Alteration, and such other insurance as Landlord may reasonably require. All Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof.

8.5 Landlord’s Property. All improvements in and to the Premises, including any Tenant Improvements and Alterations, shall become the property of Landlord upon installation and without compensation to Tenant. Notwithstanding the foregoing, unless otherwise instructed by Landlord in writing, Tenant shall, at Tenant’s expense, before the expiration or earlier termination of this Lease, (a) remove from the Premises any Alterations, (b) repair any damage to the Premises caused by such removal, and (c) restore the affected portion of the Premises to its condition existing before the installation of such Alterations; provided, however, that if Tenant’s request for Landlord’s approval of any proposed Alterations contains a request that Landlord identify any portion of such Alterations that Landlord will require Tenant to remove as provided above, then Landlord will, at the time it approves such Alterations, identify such portion of the Alterations, if any, that Landlord will require Tenant to so remove. If Tenant fails to complete the removal, repair or restoration required by this Section 8.5 before the expiration or earlier termination of this Lease, (i) Landlord may do so and may charge the cost thereof to Tenant, and (ii) for purposes of Article 16 below, Tenant shall be deemed to be in holdover in the Premises without Landlord’s consent until such work is completed. Tenant’s trade fixtures, furniture, equipment and other personal property installed in the Premises (“Tenant’s Property”) shall at all times be and remain Tenant’s property. At any time Tenant may remove Tenant’s Property from the Premises, provided that Tenant repairs all damage caused by such removal.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall give Landlord written notice at least 20 days before commencing any such work on the Premises (or such additional time as may be necessary under applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within 10 business days after notice by Landlord, and if Tenant fails to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without responsibility for investigating the validity thereof. The amount so paid shall be reimbursed by Tenant, as Additional Rent, upon demand, without limiting other remedies available to Landlord under this Lease. Nothing in this Lease shall authorize Tenant to cause or permit any lien or encumbrance to affect Landlord’s interest in the Project, and any lien or encumbrance created by, through or under Tenant shall attach to Tenant’s interest only.

ARTICLE 10

INDEMNIFICATION; INSURANCE.

10.1 Indemnification and Waiver

10.1.1 Tenant agrees that Landlord, its partners, members and Security Holders (defined in Article 18 below), and their respective partners, members, directors, officers, agents, employees and independent contractors (including Landlord, collectively, the “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage to person or property (or resulting from the loss of use thereof) that is sustained by Tenant or any party claiming by, through or under Tenant, including any such damage caused by any active or passive act, omission or neglect of any Landlord Party or by any act or omission for which liability without fault or strict liability may be imposed, except only, with respect to Landlord, (a) to the extent such damage is caused by the gross negligence or willful misconduct of any Landlord Party or by any default by Landlord pursuant to this Lease or (b) to the extent such limitation on liability is prohibited by law. Nothing in this Section 10.1 shall limit the provisions of Section 10.5 or Article 21 below.

10.1.2 Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any obligations, losses, claims, actions, liabilities, penalties, damages, costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) (“Claims”) suffered or imposed upon or asserted against any Landlord Party in connection with or arising from (a) any cause in, on or about the Premises (including a slip and fall), (b) the occupancy of the Premises by Tenant or any person claiming by, through or under Tenant, (c) any act, omission or negligence of Tenant or of any person claiming by, through or under Tenant, or any of their members, partners, officers, contractors, agents, employees, invitees or licensees (collectively, “Tenant Parties”), or (d) any breach by Tenant of any representation, covenant or other term contained in this Lease, whether occurring before, during, or after the expiration of the Lease Term. The foregoing indemnification shall apply regardless of any active or passive negligence of the Landlord Parties and regardless of whether liability without fault or strict liability may be imposed upon the Landlord Parties; provided, however, that, with respect to any Landlord Party, Tenant’s obligations under this Section shall be inapplicable (i) to the extent such Claims arise from the gross negligence or willful misconduct of such Landlord Party or from any default by Landlord pursuant to this Lease or (ii) to the extent such obligations are prohibited by applicable Laws.

10.1.3 The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any Claim relating to any event or condition occurring or existing before such expiration or termination.

10.2 Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant, at its expense, shall comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies, Tenant shall reimburse Landlord for such increase. Tenant, at its expense, shall comply with all rules and requirements of the American Insurance Association and any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements), including a Broad Form endorsement covering the insuring provisions of this Lease and Tenant’s indemnity obligations under Section 10.1 above, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence $5,000,000 annual aggregate 0% Insured’s participation

Umbrella Liability Coverage	$5,000,000 each occurrence $5,000,000 annual aggregate

Notwithstanding the foregoing policy requirements, Tenant shall be deemed to have complied therewith if Tenant carries lower occurrence and annual aggregate limits for its bodily injury, property damage liability and personal injury liability policies so long as Tenant’s umbrella liability coverage is increased to account for any such lower limits.

10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) all Alterations made to the Premises by Tenant during the Term. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3 Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by applicable Laws.

10.4 Form of Policies. The minimum limits of insurance required to be carried by Tenant under this Lease shall not limit Tenant’s liability under this Lease. Such insurance shall (i) name Landlord, Landlord’s managing agent, and any other party specified by Landlord having an interest in the Premises (“Additional Insured Parties”) as additional insureds (liability insurance only); (ii) specifically cover Tenant’s indemnification obligations under this Lease, including Tenant’s indemnification obligations under Section 10.1 above; (iii) be issued by an insurance company that has an A.M. Best rating of not less than A-X and is licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that it shall not be canceled or coverage adversely and materially changed without 30 days’ prior written notice to Landlord and any Security Holder, except for notices relating to non-payment of premiums, in which case the period shall be 10 days. With respect to the umbrella liability coverage, Tenant, at its expense, shall procure a “per location” endorsement or equivalent reasonably acceptable to Landlord so that the general aggregate and other limits apply separately and specifically to the Premises. Tenant shall deliver to Landlord, on or before the Lease Commencement Date and at least 10 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent. In addition, attached to the ACORD 25-S there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company and shall provide that the insurance company shall endeavor to advise each Additional Insured Party in writing at least 30 days before any termination or material adverse change to the policies that would affect the interest of such Additional Insured Party, except that 10 days’ prior written notice may be given in the case of nonpayment of premiums. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 10.3 above showing that the Additional Insured Parties are named as additional insureds. If Tenant fails to deliver such policies or certificates, then Landlord may, at its option, procure such policies for the account of Tenant, in which event Tenant shall pay Landlord the cost thereof within thirty (30) days after written demand.

10.5 Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive, and shall cause their respective insurance carriers to waive, any rights of recovery against the other for any loss of or damage to property which loss or damage is (or, if the insurance required under this Lease been carried, would have been) covered by insurance. All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this paragraph. For the purposes of this Section 10.5, any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the Lease Term, at its expense, such increased amounts of the insurance required to be carried by Tenant under this Article 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building; provided, however, that, unless necessitated by Tenant’s particular use of the Premises, the particular manner in which Tenant conducts business in the Premises or any Alterations to the Premises made by or on behalf of Tenant, Landlord shall not adjust, modify or increase Tenant’s insurance requirements during the initial Lease Term.

10.7 Landlord’s Insurance. Subject to reimbursement as an Expense in accordance with the provisions of Article 4 hereof, Landlord shall procure and maintain in effect throughout the Lease Term commercial general liability insurance, property insurance and/or such other types of insurance as are normally carried by reasonably prudent owners of commercial properties substantially similar to, and in the vicinity of, the Project. Such coverages shall be in such amounts, from such companies and on such other terms and conditions as Landlord may from time to time reasonably determine, and Landlord shall have the right, but not the obligation, to change, cancel, decrease or increase any insurance coverages in respect of the Building, add additional forms of insurance as Landlord shall deem reasonably necessary, and/or obtain umbrella or other policies covering both the Building and other assets owned by or associated with Landlord or its affiliates, in which event the cost thereof shall be equitably allocated; provided, however, that Landlord shall, at all times during the Lease Term, maintain “all risk” (or similar) property insurance coverage on (i) the Base Building, (ii) all improvements that exist in the Premises as of the Lease Commencement Date (the “Original Improvements”), and (iii) the Tenant Improvements, in the amount of the full replacement value thereof as reasonably estimated by Landlord (without deduction for depreciation), subject to reasonable deductible amounts.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Completion Estimate; Termination Rights. Tenant shall promptly notify Landlord of any damage to the Premises resulting from any fire or other casualty. With reasonable promptness after discovering the casualty, Landlord shall provide Tenant with written notice (the “Completion Estimate”) stating (a) whether the Landlord Repairs (defined below) will include any Alterations, and (b) Landlord’s reasonable estimate of the amount of time required, using standard working methods (without the payment of overtime or other premiums), to substantially complete the Landlord Repairs and restore the Alterations (the “Restoration”). As used herein, “Landlord Repairs” means the repair and restoration of the Base Building, the Original Improvements, the Tenant Improvements, any Common Areas serving or providing access to the Premises, and, if so elected by Landlord in the Completion Estimate, any Alterations. If the Completion Estimate indicates that the Restoration cannot be substantially completed within 270 days after commencement, then either party may terminate this Lease upon 60 days’ prior written notice to the other party delivered within 10 days after Landlord’s delivery of the Completion Estimate. In addition, Landlord, by notice to Tenant within 90 days after Landlord’s discovery of damage to the Premises or the Project, may, whether or not the Premises are affected, terminate this Lease if: (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies (subject to deductible), unless the cost to repair is less than three percent (3%) of the replacement cost of the Building, in which event Landlord shall not have the option to terminate this Lease; (iii) the damage occurs during the last 12 months of the Lease Term; (iv) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally such that it does not allow for the Permitted Use. In the event of such termination by Landlord or Tenant pursuant to this Section, neither party shall have any obligations to the other under this Lease, except for obligations arising before such termination or obligations that survive the expiration or earlier termination of this Lease. If Landlord has elected to complete the Landlord Repairs, and to include the Alterations therein, and this Lease is not terminated, then Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s property insurance required under Section 10.3 above with respect to any Alterations.

11.2 Repair and Restoration. If this Lease is not terminated pursuant to Section 11.1 above, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control. Such repair and restoration shall be to substantially the same condition that existed before the casualty, except for any modifications required by Law or any Security Holder, and except for any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to the Premises. If this Lease is not terminated pursuant to Section 11.1 above, and the Landlord Repairs shall include any Alterations, (a) Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 above with respect to such Alterations; and

(b) if the estimated cost of repairing and restoring such Alterations exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess cost to Landlord within 15 days after Landlord’s demand. If this Lease is not terminated pursuant to Section 11.1 above and the Landlord Repairs exclude any of the Alterations, then Tenant, at its expense and in accordance with Sections 8.2, 8.3 and 8.4 above, shall repair any damage to any such Alterations and restore them to substantially their original condition. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its invitees, or for any injury to Tenant’s business, resulting from any fire or other casualty or from any repair of damage resulting therefrom; provided, however, that if any fire or other casualty damages the Premises or any Common Area necessary for Tenant’s use of or access to the Premises, then, during any time that, as a result of such damage, any portion of the Premises are untenantable or inaccessible and is not occupied by Tenant, the Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises; provided, however, if the Tenant reasonably cannot use undamaged portions of the Premises as a result of damage to other portions of the Premises, then the Monthly Rent shall abate as to such portion of the Premises as aforesaid. If the Landlord Repairs exclude any of the Alterations, Tenant’s right to rent abatement under the preceding sentence shall continue until the earlier to occur of (i) the date that the repair and restoration of such Alterations is completed by Tenant, (ii) the date that is reasonably determined by Landlord to be the date on which Tenant would have completed the repair and restoration of such Alterations if Tenant had used reasonable diligence in connection therewith, or (iii) the date that Tenant recommences business operations in the damaged portion of the Premises, provided that, in no event, in the case of clauses (i) or (ii) above, shall Tenant’s right to rent abatement expire earlier than the date that Landlord has substantially completed the Landlord Repairs so that the Premises is no longer untenantable or inaccessible.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any damage to or destruction of any part of the Premises or the Project, and any Law, including Sections 1932(2) and 1933(4) of the California Civil Code, relating to rights or obligations concerning damage or destruction in the absence of an express agreement between the parties shall not apply.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless it is expressly waived by such party in writing, and no waiver of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed to be a waiver of any preceding breach by Tenant of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the giving of any notice or after the termination of this Lease shall affect such notice or reinstate or alter the length of the Lease Term or Tenant’s right of possession hereunder. After the service of notice or the commencement of a suit, or after a final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of such Rent shall not waive or affect such notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If any part of the Premises or Project is permanently taken by any competent authority for any public or quasi-public use or purpose, by power of eminent domain or by private purchase in lieu thereof (a “Taking”), which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either Landlord or Tenant may terminate this Lease. Any such termination shall be effective as of the date possession is required to be surrendered to the authority, and the terminating party shall provide written notice of termination to the other party within 45 days after it first receives written notice of such surrender date. Except as provided above in this Article 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert any claim against Landlord or the authority for any compensation because of any Taking and Landlord shall be entitled to the entire award of compensation; provided, however, that Tenant shall have the right to file any separate claim available to Tenant for any Taking of Tenant’s personal property or any fixtures that Tenant has the right hereunder to remove upon the expiration hereof, and for moving expenses. If this Lease is terminated pursuant to this Article 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, the Monthly Rent shall be abated, for the period of such Taking, in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to (or rendered inaccessible by) such Taking. Tenant hereby waives any rights it might have under Section 1265.130 of The California Code of Civil Procedure.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without Landlord’s prior written consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer of this Lease or any interest hereunder by operation of law, sublet any part of the Premises, enter into any license or concession agreement, or otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with written notice (the “Transfer Notice”) of (i) the proposed effective date of the Transfer (the “Contemplated Effective Date”), which shall not be less than 30 days nor more than 180 days after the effective date of the Transfer Notice, and the contemplated length of the term of the proposed Transfer, (ii) a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the Transfer Premium (defined in Section 14.3 below), the name and address of the proposed transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed transferee (or, in the case of a Transfer described in Section 14.6 below, of the proposed new controlling party(ies)) certified by an officer, partner or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer. Within 30 days after receiving the Transfer Notice, Landlord shall notify Tenant in writing of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of its rights under Section 14.4 below. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default (defined in Article 19 below). Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents thereto, plus any reasonable legal fees incurred by Landlord in connection with any proposed Transfer, up to a maximum amount of Two Thousand Five Hundred Dollars ($2,500.00) per proposed Transfer (unless there is a dispute in connection with the proposed Transfer, in which event the provisions of Section 30.19 below shall apply).

14.2 Landlord’s Consent. Subject to Section 14.4 below, Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold consent to a proposed Transfer if:

14.2.1 The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.2 The proposed transferee intends to use the Contemplated Transfer Space for purposes that are not permitted under this Lease; or

14.2.3 The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.4 In the case of a proposed sublease, license, concession or other occupancy agreement having a term of three (3) years or longer, the rent or occupancy fee charged by Tenant to the transferee during the term of such agreement, calculated using a present value analysis, is less than 85% of the rent being quoted by Landlord or its Affiliates (defined below) at the time of such Transfer for comparable space in the Project for a comparable or longer term, calculated using a present value analysis; provided, however, that if no comparable space in the Project is available for lease for a comparable or longer term at the time of the proposed Transfer, then the foregoing restriction on the proposed effective rent shall be inapplicable; or

14.2.5 The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the effective date of the Transfer Notice; or

14.2.6 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

14.2.7 The proposed transferee or any of its Affiliates (defined below) is engaged in active lease negotiations with Landlord (or, at any time during the 4-month period ending on the effective date of the Transfer Notice, has negotiated with Landlord to lease) for space in the Project, unless Landlord does not then have space available for lease in the Project of the size required by the proposed Transferee. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

Notwithstanding anything else herein to the contrary, if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 below). Notwithstanding anything to the contrary in this Lease, if Tenant claims that Landlord has unreasonably withheld its consent under this Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, its sole remedies shall be a suit for contract damages (subject to Article 21 below) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including any rights under California Civil Code Section 1995.310 and any other right at law or equity to terminate this Lease. In addition, to the extent permitted under applicable Laws, Tenant hereby waives, on behalf of any proposed transferee, any remedies against Landlord arising out of any unreasonable withholding of consent to a proposed Transfer or any breach of this Article 14, except for any right to obtain a declaratory judgment or injunction for the relief sought.

14.3 Transfer Premium.

14.3.1 If Landlord consents to a Transfer, Tenant shall pay to Landlord seventy-five percent (75%) of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (i) (a) in the case of an assignment, any consideration (including payment for leasehold improvements) paid by the assignee on account of such assignment; and (b) in the case of a sublease, license, concession or other occupancy agreement, the amount by which all rent and other consideration paid by the transferee to Tenant for the Premises pursuant to such agreement exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space for the term of such agreement, minus (ii) any brokerage commissions (not to exceed commissions typically paid in the market at the time of such subletting or assignment) and reasonable attorneys’ fees paid by Transferor in connection with the Transfer (“Recoverable Expenses”). For purposes of calculating the Transfer Premium in connection with a sublease, the Recoverable Expenses shall be deducted, on an amortized basis, without interest, over the term of the sublease. Payment of the portion of the Transfer Premium payable to Landlord hereunder shall be made (x) in the case of an assignment, within 30 days after Tenant or the prior controlling party(ies), as the case may be, receive(s) the consideration described above, and (y) in the case of a sublease, license, concession or other occupancy agreement, on the first day of each month during the term of such agreement, in a sum equal to 75% of the amount by which the rent and other consideration paid by the transferee to

Tenant under such agreement for such month exceeds (1) the Monthly Rent payable by Tenant under this Lease with respect to the Contemplated Transfer Space for such month, plus (2) the amortized amount of Recoverable Expenses allocated to such month. In the case of an assignment, Tenant and the assignee shall be jointly and severally liable for payment of any Transfer Premium.

14.3.2 Upon Landlord’s request, Tenant shall provide Landlord with reasonable documentation of Tenant’s calculation of the Transfer Premium. Landlord or its authorized representatives shall have the right, at all reasonable times, to audit the books, records and papers of Tenant relating to a Transfer, and shall have the right to make copies thereof. If the Transfer Premium is found to be understated, Tenant shall pay the deficiency within 20 days after demand, and if the Transfer Premium is understated by more than 5%, Tenant shall pay Landlord’s costs of such audit. The provisions of this Section 14.3 shall not apply in the event of a Permitted Transfer.

14.4 Landlord’s Option to Recapture. Notwithstanding anything to the contrary in this Article 14, in the case of a proposed assignment of this Lease or a sublease or other Transfer (except a Permitted Transfer, as defined in Section 14.8 below) of more than seventy-five percent (75%) of the Premises under a sublease or other instrument that is effective at any time during the final six (6) months of the Lease Term, Landlord shall have the option, in lieu of consenting to a proposed Transfer, to recapture the Contemplated Transfer Space by giving written notice to Tenant within 30 days after receiving the Transfer Notice. Such recapture shall automatically terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date. If the Contemplated Transfer Space is less than the entire Premises, the Base Rent and Tenant’s Share shall be adjusted on the basis of the percentage of the rentable square footage of the Premises that is retained by Tenant, and this Lease, as so amended, shall continue in full force and effect. Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination or amendment of this Lease. The provisions of this Section 14.4 shall not apply in the event of a Permitted Transfer.

14.5 Effect of Consent. If Landlord consents to a Transfer (or, except with respect to clause (iv) below, in the event of any Permitted Transfer pursuant to Section 14.8 below), (i) the terms and conditions of this Lease shall not be deemed to have been waived or modified, (ii) such consent shall not be deemed a consent to any further Transfer by Tenant or any transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) Tenant shall furnish, upon Landlord’s request, a complete statement, certified by an independent certified public accountant or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium resulting from such Transfer. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all obligations of Tenant under this Lease. No Transfer, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of this Lease from any liability under this Lease. Landlord’s consent to any Transfer shall not be effective unless any guarantor of this Lease also consents to such Transfer in writing.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of 75% or more of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) by one or more parties none of which, alone or together with other parties, owned a Controlling Interest immediately before such transaction(s) (a “Change of Control”). As used herein, “Controlling Interest” means any direct or indirect equity or beneficial ownership interest in Tenant that confers upon its holder(s) the power to control Tenant. As used in this Article 14, “control” means, with respect to any party, the direct or indirect power to direct the ordinary management and policies of such party, whether through the ownership of voting securities, by contract or otherwise (but not through the ownership of voting securities listed on a recognized securities exchange). Notwithstanding anything to the contrary herein, in no event shall the sale or issuance of Tenant’s stock for the purpose of raising equity financing constitute an assignment or other Transfer of this Lease.

14.7 Occurrence of Default. Any sublease, license, concession or other occupancy agreement entered into by Tenant shall be subordinate and subject to the provisions of this Lease, and if this Lease is terminated during the term of any such agreement, Landlord shall have the right to: (i) treat such agreement as cancelled and repossess the Contemplated Transfer Space by any lawful means, or (ii) require that the transferee attorn to and recognize Landlord as its landlord (or licensor, as applicable) under such agreement. If Tenant is in Default, Landlord is irrevocably authorized to direct any transferee under any such agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Default is cured. Such transferee shall rely on any representation by Landlord that Tenant is in Default, without any need for confirmation thereof by Tenant. No collection or acceptance of rent by Landlord from any transferee shall be deemed a waiver of any provision of this Article 14, an approval of any transferee, or a release of Tenant from any obligation under this Lease, whenever accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.

14.8 Permitted Transfers. Tenant may, without Landlord’s prior written consent pursuant to Section 14.1 above, undergo a Change of Control, or assign this Lease or sublet any portion of the Premises (hereinafter, collectively, referred to as a “Permitted Transfer”) to (a) any corporation or other entity that controls, is controlled by, or is under common control with Tenant, (b) any successor entity to Tenant by way of merger, consolidation or other non-bankruptcy corporate reorganization, or (c) any corporation or other entity that acquires all or substantially all of Tenant’s assets or stock (collectively, “Permitted Transferees”, and, individually, a “Permitted Transferee”); provided that (i) the Original Tenant or any Permitted Transferee shall be the assignor; (ii) no Default shall exist at the time of the Transfer; (iii) at least ten (10) business days prior to the effective date of the Transfer (or, if such prior notice is prohibited by applicable securities laws, then within 10 business days after the effective date of the Transfer), Tenant provides Landlord with a Transfer Notice pursuant to Section 14.1 above, and supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee, including, but not limited to, (A) copies of the sublease or instrument of assignment and copies of documents establishing to the reasonable satisfaction of Landlord that the transaction in question is one permitted under this Section 14.8, and (B) a written certification from an officer of Tenant certifying the manner in which the proposed Transfer qualifies as a Permitted Transfer hereunder; (iv) in the case of an assignment pursuant to clause (a) or pursuant to the sale of assets under clause (c) above, at least ten (10) business days prior to the Transfer (or, if such prior notice is prohibited by applicable securities laws, then within 10 business days after the effective date of the Transfer), Tenant furnishes Landlord with a written document executed by the proposed Transferee in which such entity assumes all of Tenant’s obligations under this Lease with respect to the Contemplated Transfer Space, in form and substance reasonably satisfactory to Landlord, (v) in the case of an assignment pursuant to clause (b) above or any Change of Control, (A) the successor entity must have a tangible net worth at the time of the Transfer (i.e., not including intangible assets in the calculation, such as goodwill, patents, copyrights, and trademarks) computed in accordance with generally accepted accounting principles (“Net Worth”) that is at least equal to the Net Worth of Tenant immediately prior to such Transfer, and (B) if Tenant is a closely held professional service firm, at least 75% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (vi) the Transferee is qualified to conduct business in the State of California, and (vii) any such proposed Transfer is made for a good faith operating business purpose and not, whether in a single transaction or in a series of transactions, be entered into as a subterfuge to evade the obligations and restrictions relating to Transfers set forth in this Article 14.

ARTICLE 15

SURRENDER OF PREMISES; REMOVAL OF PERSONAL PROPERTY AND TRADE

FIXTURES

15.1 Surrender of Premises. No act or omission by any Landlord Party during the Lease Term, including acceptance of keys to the Premises, shall be deemed an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. Upon the expiration or earlier termination of this Lease, Tenant shall, subject to the provisions of Section 8.5 above, this Article 15 and Section 25.2 below, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear, repairs that are specifically made the responsibility of Landlord hereunder and, subject to the provisions of Articles 11 and 13 above, damage from casualty and condemnation. Without limiting the generality of the foregoing, upon surrender of the Premises, Tenant shall, at Tenant’s sole cost and expense, have performed (or caused to be performed) the following to Landlord’s reasonable satisfaction: (a) all interior walls of the Premises shall be repaired if marked or damaged, (b) all carpets shall be shampooed and cleaned, and all floors cleaned and waxed, (c) all broken, marred or nonconforming acoustical ceiling tiles shall be replaced, and (d) except to the extent Landlord’s obligation pursuant to Section 7.1 above, the Building Systems and lighting shall be in good order and repair, including any burned out or broken light bulbs or ballasts replaced, and Tenant shall have caused to be performed, at Tenant’s sole cost and expense, all such Building Systems, including all HVAC equipment, to be audited, serviced and repaired by a reputable and licensed service firm reasonably acceptable to Landlord. If Tenant fails to surrender possession of the Premises to Landlord in accordance with this Section 15.1, then, in addition to all of Landlord’s other rights and remedies,

Landlord may, but need not, perform the required repairs, replacements and other work in and to the Premises, and Tenant shall pay Landlord the actual out-of-pocket cost thereof, including a fee for Landlord’s oversight and coordination of such work equal to 10% of its cost, within twenty {20) days after receipt of an invoice therefor and reasonably adequate supporting paid invoices from Landlord’s contractors.

15.2 Removal of Property. Not later than the expiration or earlier termination of this Lease, Tenant shall, without expense to Landlord, (i) cause to be removed from the Premises all debris and rubbish and all furniture, equipment, business and trade fixtures, Lines (defined in Section 30.28 below), free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 30.28 below), and (ii) repair all damage to the Premises resulting from such removal. If Tenant fails to timely perform such removal and repair, then (i) Landlord may do so and charge the costs thereof (including storage costs) to Tenant, and (ii) for purposes of Article 16 below, Tenant shall be deemed to be in holdover in the Premises without Landlord’s consent until such removal and repair is complete. If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, Landlord may deem all or any part of such property to be, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

15.3 Survival. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant contained in this Article 15 shall survive the expiration of the Lease Term or any earlier termination of this Lease.

ARTICLE 16

HOLDING OVER

If Tenant fails to surrender any portion of the Premises upon the expiration or earlier termination of this Lease, such tenancy shall be subject to all of the terms and conditions hereof; provided, however, that (a) if such holdover occurs with Landlord’s express written consent, such tenancy shall be from month-to-month only and shall not constitute a renewal hereof or an extension for any further term, and Tenant shall pay Rent at a monthly rate equal to one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term; and (b) if such holdover occurs without Landlord’s express written consent, such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Rent (on a per month basis without reduction for any partial month during the period of holdover) at a monthly rate equal to one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term. Nothing in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or waive any other rights or remedies of Landlord provided herein or at Law. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all damages, including lost profits, that Landlord incurs as a result of the holdover.

ARTICLE 17

ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS

Within 10 business days after Landlord’s written request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers. Such estoppel certificate may contain, without limitation, a statement (i) that this Lease, as amended to date, is in full force and effect; (ii) that Tenant is paying Rent on a current basis; (iii) as to the existence, to Tenant’s knowledge, of any defaults by Landlord, rights to offset against Rent, or claims against Landlord; (iv) of the Lease Commencement Date and the Lease Expiration Date; (v) of the amount of Base Rent that is due and payable; (vi) of the amounts of Tenant’s Estimated Direct Expenses; (vii) of the status of any improvements required to be completed by Landlord in the Premises; and (viii) of the amount of any Security Deposit. If Tenant fails to execute and deliver (or reasonably object in writing to) such estoppel certificate within 10 business days after Landlord’s request, Tenant shall be deemed to have executed and delivered such estoppel certificate without exception. Upon delivery (or deemed delivery) of an estoppel certificate, Tenant shall be estopped from asserting a contrary fact or claim against the party(ies) to whom such estoppel certificate is addressed and such party(ies) may rely upon the statements made in such estoppel certificate. Upon Landlord’s request at any time during the Lease Term (which may be made only in connection with a default by Tenant or a bona fide sale, financing or other similar transaction involving the Project), Tenant shall provide to Landlord, for Tenant’s current fiscal year and the two (2) preceding fiscal years, financial statements prepared in accordance with generally accepted accounting principles and, if consistent with Tenant’s normal practice, audited by an independent certified public accountant. Landlord shall exercise commercially reasonable efforts to keep all such financial statements confidential, provided that Landlord may disclose the same to existing or prospective lenders, investors, partners, purchasers or other persons reasonably having a need to review such financial statements.

ARTICLE 18

SUBORDINATION

18.1 Subordination. This Lease shall be subject and subordinate to all ground or underlying leases, mortgages, trust deeds and other encumbrances now or hereafter in force against the Building or Project, any loan document secured by any of the foregoing (a “Loan Document”), all renewals, extensions, modifications, supplements, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. In the event of the enforcement by any Security Holder of any remedy under any Security Agreement or Loan Document, Tenant shall, at the option of the

Security Holder or of any other person or entity succeeding to the interest of the Security Holder as a result of such enforcement, attorn to the Security Holder or to such person or entity and shall recognize the Security Holder or such successor in the interest as Landlord under this Lease without change in the provisions thereof, provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder. In no event shall any such Security Holder or successor in interest be liable for or bound by (i) any payment of an installment of Rent or Additional Rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Landlord under the Lease (but the Security Holder, or such successor, shall be subject to the continuing obligations of Landlord to the extent arising from and after such succession to the extent of the Security Holder’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord, or (iv) any obligation under this Lease to maintain a fitness facility at the Property. Landlord’s interest herein may be assigned as security at any time to any Security Holder. Tenant shall, within 10 days of request by Landlord, any Security Holder or other successor in interest, execute such further instruments as such party may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any Security Agreement, and/or any such attornment. Tenant hereby waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder in the event of any foreclosure.

18.2 SNDA. With respect to any Security Agreement to which this Lease is now or shall hereafter become subordinate, Landlord shall use commercially reasonable efforts to obtain from the Security Holder, for the benefit of Tenant, a commercially reasonable non-disturbance agreement reasonably acceptable to Tenant, providing generally that as long as no Default occurs under this Lease, this Lease will not be terminated if such Security Holder acquires title to the Project by reason of foreclosure proceedings, acceptance of a deed in lieu of foreclosure, or termination of the leasehold interest of Landlord, provided that Tenant attorns to such Security Holder in accordance with its commercially reasonable requirements. Except for making such commercially reasonable efforts, Landlord will be under no duty or obligation hereunder with respect to any Security Agreement, nor will the failure or refusal of the Security Holder to grant a non-disturbance agreement render Landlord liable to Tenant, or affect this Lease, in any manner.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a “Default”:

19.1.1 Any failure by Tenant to pay any Rent when due unless such failure is cured within five (5) business days after written notice from Landlord of delinquency; or

19.1.2 Except as otherwise provided in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease where such failure continues for 30 days after written notice from Landlord; provided that if such failure cannot reasonably be cured within such 30-day period, Tenant shall not be deemed to be in Default if it diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Landlord’s written notice; or

19.1.3 Abandonment of the Premises by Tenant; or

19.1.4 Any failure by Tenant to observe or perform the provisions of Articles 5, 14, 17 or 18 above where such failure continues for more than three (3) business days after notice from Landlord; or

19.1.5 Tenant becomes in breach of Section 30.18.2 or 30.18.3 below.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2 Remedies Upon Default. Upon the occurrence of any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of the unpaid Rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including (but only to the extent reasonably attributable to the remaining Lease Term) brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.

As used in Sections 19.2.1(a) and (b) above, the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in Section 19.2.1(c) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any Law or other provision of this Lease), without prior demand or notice except as required by applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Default as set forth in this Article 19, Landlord shall have the right to (a) terminate any sublease, license, concession or other occupancy agreement entered into by Tenant and affecting the Premises, or, in Landlord’s sole and absolute discretion, (b) succeed to Tenant’s interest in such agreement. If Landlord elects to succeed to Tenant’s interest in any such agreement, Tenant shall, as of the date of Landlord’s notice of such election, have no further right to or interest in the Rent or other consideration receivable thereunder.

19.4 Efforts to Relet. Unless Landlord provides Tenant with express written notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant hereby waives, for Tenant and for all those claiming by, through or under Tenant, the provisions of Section 3275 of the California Civil Code and Sections 1174(c) and 1179 of the California Code of

Civil Procedure and any rights, now or hereafter existing, to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination of this Lease.

19.5 Landlord Defaults. Landlord shall not be in default hereunder unless it fails to begin within 30 days after written notice from Tenant, or fails to pursue with reasonable diligence thereafter, the cure of any failure of Landlord to meet its obligations hereunder. Tenant hereby waives any right to terminate or rescind this Lease as a result of any default by Landlord hereunder or any breach by Landlord of any promise or inducement relating hereto, and Tenant agrees that its remedies for any such matter shall be limited to a suit for damages and/or injunction. In addition, before exercising any such remedies for a default or breach by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been given notice.

ARTICLE 20

RIGHTS RESERVED TO LANDLORD

In addition to any and all other rights reserved by Landlord hereunder, Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to Tenant of any kind:

20.1 Window Treatments. To approve, at Landlord’s discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Premises.

20.2 Preparation for Reoccupancy. Intentionally deleted.

20.3 Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent’s receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within a reasonable time after such receipt or collection a check equal to the amount sent by Tenant.

20.4 Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of Common Areas. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

20.5 Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Premises and/or Project, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises.

20.6 Use of Roof. To install, operate, maintain and repair any satellite dish, antennae, equipment, or other facility on the roof of the Building or to use the roof of the Building in any other manner, or to allow any entity selected by Landlord to undertake the foregoing, provided that such installation, operation, maintenance, repair or use does not unreasonably interfere with Tenant’s use of the Premises.

20.7 Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building and the Project.

ARTICLE 21

LANDLORD EXCULPATION

The liability of the Landlord Parties to Tenant under or relating to this Lease, the Project, the Premises or Landlord’s operation, management, leasing, repair, renovation or alteration of the Project or the Premises shall be limited to an amount equal to the lesser of (a) Landlord’s interest in the Building, or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to 80% of the value of the Building (as such value is determined by Landlord). Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party. No Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant hereby waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Article 21 shall inure to the benefit of the Landlord Parties’ present and future partners, members, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner or member of Landlord (if Landlord is a partnership or limited liability company) or any trustee or beneficiary of Landlord (if Landlord or any partner or member of Landlord is a trust) have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage, in each case however occurring. For purposes of this Article 21, “Landlord’s interest in the Building” shall include rents paid by tenants, insurance proceeds, condemnation proceeds, and proceeds from the sale of the Building (collectively, “Owner Proceeds”); provided, however, that Tenant shall not be entitled to recover Owner Proceeds from any Landlord Party (other than Landlord) or any other third party after they have been distributed or paid to such party; provided further, however, that nothing in this sentence shall diminish any right Tenant may have under Law, as a creditor of Landlord, to initiate or participate in an action to recover from a third party an asset of Landlord on the grounds that such third party obtained such asset when Landlord was, or could reasonably be expected to become, insolvent or in a transfer that was preferential or fraudulent as to Landlord’s creditors.

ARTICLE 22

SECURITY DEPOSIT

22.1 Security Deposit. Concurrently with its execution and delivery of this Lease, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations under this Lease. If Tenant Defaults under any provision of this Lease, Landlord may, at its option, without notice to Tenant, apply all or part of the Security Deposit to pay any past-due Rent, cure any default by Tenant, or compensate Landlord for any other loss or damage caused by such default (including all Rent or other damages due upon termination of this Lease pursuant to Section 19.2.1 above). If Landlord so applies any portion of the Security Deposit, Tenant shall, within five (5) days after demand therefor, restore the Security Deposit to its original amount, and Tenant’s failure to do so shall, at Landlord’s option, be an incurable Default. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 30 days after the latest to occur of (a) the expiration of the Lease Term, or (b) Tenant’s vacation and surrender of the Premises in accordance with the requirements of this Lease. Landlord may assign the Security Deposit to a successor and thereafter shall have no further liability to Tenant for the return of the Security Deposit. Tenant shall not be entitled to any interest on the Security Deposit and Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and any other Law governing the manner of application or timing of the return of a security deposit.

22.2 Reduction in Security Deposit. Notwithstanding any provision of this Section 22 to the contrary, the amount of the Security Deposit shall be reduced, as of January 31, 2012, January 31, 2013, and January 31, 2014 (each, a “Reduction Date”), by Sixty-Two Thousand Five Hundred Dollars ($62,500.00) (each a “Security Reduction”) on each Reduction Date; provided, however, that in no event shall any such reduction be permitted hereunder if (a) there has occurred any default by Tenant under the Lease (after any applicable notice and cure period) within the 24-month period prior to the applicable Reduction Date, (b) Tenant is in default of any of its obligations under this Lease as of such Reduction Date (unless Tenant cures such default before the expiration of any applicable notice and cure period), or (c) if Tenant’s net income for the 12-month period prior to the Reduction Date is a negative number (which condition must be met, to Landlord’s reasonable satisfaction, by Tenant’s financial statements prepared in accordance with generally accepted accounting principles and, if consistent with Tenant’s normal practice, audited by an independent certified public accountant). If the Security Deposit Amount is reduced pursuant to the foregoing, then Landlord shall, subject to the conditions above, refund to Tenant the sum of Sixty-Two Thousand Five Hundred Dollars ($62,500.00) on or before the later to occur of (1) thirty (30) days after each Reduction Date (or, in the case of the cure of Tenant’s failure to perform described in clause (b) above, within thirty (30) days after such cure); or (2) thirty (30) days after Landlord’s receipt of the required financial statements described in clause (c) above. If Landlord fails to refund to Tenant such sum within the applicable 30-day period described in the preceding sentence, then, in the absence of any good faith dispute regarding whether such refund is owing to Tenant, Tenant shall have the right to credit such amount against Rent next coming due.

ARTICLE 23

INTENTIONALLY OMITTED

ARTICLE 24

SIGNS

24.1 Signage Rights. Tenant shall not place on any portion of the Premises any sign, placard, lettering, banner, displays, graphic, decor or other advertising or communicative material which is visible from the exterior of the Building without Landlord’s prior written approval; provided, however, that Tenant shall be entitled to install monument Tenant-identification signage (“Tenant’s Signage Rights”) in accordance with Landlord’s signage standards in effect at the time and all applicable Laws and Underlying Documents. The material, typeface, graphic format and proportions of Tenant’s sign, as well as the precise location of such sign, on such monument shall be subject to Landlord’s approval, which shall not be unreasonably withheld; provided, however, that, without limiting Tenant’s obligations pursuant to this Article 24, Landlord hereby approves Tenant’s existing signage on the Premises. Tenant, at its expense, shall be responsible for obtaining all approvals for such sign and for obtaining and installing such sign. The failure of Tenant to obtain such approvals shall not release Tenant from any of its obligations under this Lease. Any approved sign shall be installed and removed at Tenant’s expense. Tenant, at its sole expense, shall maintain such sign in good condition and repair during the Term. Prior to the expiration or earlier termination of this Lease, Tenant at its sole cost shall remove all of its exterior signage, including Tenant’s existing exterior signage, and repair any and all damage caused to the Building and/or Project (including any fading or discoloration) by such sign and/or the removal of such sign from the Building and/or Project.

24.2 Rights Personal to Tenant. Tenant’s Signage Rights are personal to, and may be exercised only by, the BLUEARC CORPORATION, a Delaware corporation (“Original Tenant”) (and not by any other assignee, sublessee or Transferee of Tenant’s interest in this Lease, except for a Permitted Transferee), and only so long as the Original Tenant or Permitted Transferee continues to occupy all or substantially all of the Premises.

ARTICLE 25

COMPLIANCE WITH LAW; HAZARDOUS SUBSTANCES

25.1 Compliance with Laws. Tenant, at its expense, shall comply with all applicable Laws relating to (a) the operation of its business at the Project, or (b) the use, condition, configuration or occupancy of the Premises; provided, however, that unless such compliance is not necessitated by reason of the installation of any of Tenant’s furniture, fixtures, equipment or property in the Premises, or by Tenant’s particular use of the Premises or the particular manner in which it conducts (or proposes to conduct) its business therein, Tenant shall not be required to correct any non-compliance with applicable Laws that exists in the Premises as of the Lease Commencement

Date (as such applicable Laws are applied and interpreted by the applicable governmental authorities as of the Lease Commencement Date), which shall be corrected by Landlord at no cost to Tenant. If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. In addition, if a change to the Building or Common Areas becomes required under any applicable Law as a result of any Alteration or use of the Premises other than general office use, Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the actual out-of-pocket cost of making such change, and (y) pay Landlord a fee for Landlord’s oversight and coordination of work that costs over $50,000 equal to 3% of its cost. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated (or that, because of an Alteration or use of the Premises other than general office use, a change to the Building or Common Areas has become required under) any of such applicable Laws shall be conclusive of that fact as between Landlord and Tenant. As used herein, “Laws” means the laws, ordinances, regulations and requirements, whether now or hereafter in effect, of the United States of America, the State of California, the local municipal or county governing body, and any other lawful authority having jurisdiction over the Project or the parties. Notwithstanding anything in this Lease to the contrary, unless necessitated by Tenant’s particular use of the Premises, the particular manner in which Tenant conducts business in the Premises or any Alterations to the Premises made by or on behalf of Tenant, Tenant shall have no obligation to make structural alterations or improvements to the Premises to comply with any Laws or Underlying Documents.

25.1.1 Notwithstanding the provisions of Section 25.1.1 above to the contrary, if, at any time during the Lease Term, any capital alterations or improvements (as determined in accordance with generally accepted accounting principles) are required to be made to the Premises to comply with any Laws or Underlying Documents, then, unless such alterations or improvements are necessitated by the particular use of the Premises by Tenant or any Tenant Party, the particular manner in which Tenant or any Tenant Party conducts business in the Premises or any Alterations to the Premises made by or on behalf of Tenant or any Tenant Party, Landlord shall perform such alterations or improvements at Landlord’s cost and expense, subject, however, to the following: beginning on the first calendar month following substantial completion of the capital alterations or improvements, Tenant shall pay to Landlord, as Additional Rent, in equal monthly installments hereunder with Base Rent, the portion of the cost of such alterations or improvements allocable to the remaining Lease Term (including, if applicable, any Option Term), which portion shall be determined by amortizing the cost of the alterations or improvements on a straight-line basis over the useful life thereof (as Landlord shall reasonably determine in accordance with GAAP), together with interest on such amortized amount calculated at the lesser of (i) ten percent (10%) per annum or (ii) the maximum legal rate of interest allowed by the State of California.

25.2 Hazardous Substances; Mold Conditions.

25.2.1 Prohibition Against Hazardous Substances.

Tenant shall not cause or permit its agents, employees or contractors to cause any Hazardous Substances (as defined below) to be brought upon, produced, treated, stored, used, discharged or disposed of in the Project without Landlord’s prior written consent, which Landlord may give or withhold in its reasonable discretion. Landlord hereby approves of Tenant’s use of the Hazardous Substances described in Exhibit E attached hereto. Any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant, its agents, employees, contractors or invitees shall strictly comply with all applicable Laws. Tenant shall be solely responsible for obtaining and complying with all permits necessary for the maintenance and operation of its business, including, without limitation, all permits governing the use, handling, storage, treatment, transport, discharge and disposal of Hazardous Substances. Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any Claims (including, without limitation, diminution in value of the Premises or the Project, damages for the loss or restriction on use of leasable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space in the Project, Remedial Work (as defined below), and sums paid in settlement of claims) which result from or arise out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Premises during the Term and on or about the Project outside of the Premises by Tenant or any Tenant Parties.

(a) Landlord shall have the right, at any time, but not more than one (1) time in any calendar year (unless (x) Landlord has reasonable cause to believe that Tenant has failed to fully comply with the provisions of this Section 25.2, or (y) required by any lender or governmental agency [such circumstances under (x) or (y) above shall constitute “Reasonable Cause”]), to inspect the Premises and conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 25.2. The costs of all such inspections, tests and investigations shall be borne solely by Tenant, unless (1) Landlord undertakes same without Reasonable Cause and (2) the Initial or Updated Disclosure Certificate (as such terms are defined in Section 25.2.4 below) provided by Tenant indicates that Tenant’s current and proposed future uses of Hazardous Substances on or about the Premises are limited to de minimis amounts of Hazardous Substances customarily used in office buildings. The foregoing rights granted to Landlord shall not, however, create (i) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant or any Tenant Party with respect to Hazardous Substances, including, but not limited to, Tenant’s operation, use or remediation thereof, or (ii) liability on the part of Landlord or any Landlord Party for Tenant’s use, storage, treatment, transportation, release, or disposal of any Hazardous Substances, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

25.2.2 Landlord Notification. Tenant shall promptly provide Landlord with complete copies of all documents, correspondence and other written materials directed to or from, or relating to, Tenant concerning environmental issues at the Premises or the Project, including, without limitation, documents relating to the release, potential release, investigation, compliance, cleanup and abatement of Hazardous Substances, and any claims, causes of action or other legal documents related to same. Within twenty-four (24) hours following Tenant’s knowledge of any unauthorized release, spill or discharge of Hazardous Substances, in, on, or about the Premises or Project, Tenant shall endeavor to provide written notice to Landlord fully describing the event. Tenant shall also provide Landlord with a copy of any document or correspondence submitted by or on behalf of Tenant to any regulatory agency as a result of or in connection with any such unauthorized release, spill or discharge. Within twenty-four (24) hours of receipt by Tenant of any warning, notice of violation, permit suspension or similar disciplinary measure relating to Tenant’s actual or alleged failure to comply with any environmental law, rule, regulation, ordinance or permit, Tenant shall provide written notice to Landlord.

25.2.3 Remedial Work. If any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or remediation of Hazardous Substances (collectively, “Remedial Work”) is required under any applicable Laws as a result of the handling, use, storage, treatment, transportation or disposal of any Hazardous Substances by Tenant or any Tenant Party, then Tenant shall perform or cause to be performed the Remedial Work in compliance with applicable Laws or, at Landlord’s option, Landlord may cause such Remedial Work to be performed and Tenant shall reimburse Landlord for the reasonable costs thereof within thirty (30) days after written demand therefor. All Remedial Work performed by Tenant shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord, and under the supervision of a consulting engineer selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer and Landlord’s reasonable attorneys’ and experts’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

25.2.4 Hazardous Substances Disclosure Certificate. Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate (“Initial Disclosure Certificate”), a fully completed copy of which is attached hereto as Exhibit E and incorporated herein by this reference. The completed Hazardous Substances Disclosure Certificate shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. Tenant shall, at such times as Tenant desires to handle, produce, treat, store, use, discharge or dispose of new or additional Hazardous Substances on or about the Premises that were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an “Updated Disclosure Certificate”) describing Tenant’s then current and proposed future uses of Hazardous Substances on or about the Premises, which Updated Disclosure Certificates shall be in the same format as that which is set forth in Exhibit E or in such updated format as Landlord may reasonably require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than ten (10) days prior to the date Tenant intends to commence the manufacture, treatment, use, storage, handle, discharge or disposal of new or additional Hazardous Substances on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Substances reasonable discretion. Tenant shall make no use of Hazardous

Substances on or about the Premises except as described in the Initial Disclosure Certificate or as otherwise approved by Landlord in writing in accordance with this Section 25.2.

25.2.5 Mold.

(a) Because mold spores are present essentially everywhere and mold can grow in almost any moist location, Tenant acknowledges the necessity of adopting and enforcing good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around HVAC systems and associated drains) for the prevention of mold (such measures, “Mold Prevention Practices”). Tenant will, at its sole cost and expense, use reasonable efforts to keep and maintain the Premises in good order and condition in accordance with the Mold Prevention Practices and acknowledges that the control of moisture, and prevention of mold within the Premises, are integral to its obligations under this Lease.

(b) Tenant, at its sole cost and expense, shall use reasonable efforts to:

(1) Regularly monitor the Premises for the presence of mold and any conditions that reasonably can be expected to give rise or be attributed to mold or fungus including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks or any other water penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the “Mold Conditions”); and

(2) Immediately notify Landlord in writing if it observes, suspects, has reason to believe Mold Conditions exist at the Premises.

(c) In the event of suspected mold or Mold Conditions at the Premises, Landlord may cause an inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if mold or Mold Conditions are present at the Premises.

25.2.6 Surrender. Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of (a) mold or Mold Conditions caused or exacerbated by the negligent or intentional acts or omissions of Tenant or any Tenant Parties, and free of debris and waste and (b) Hazardous Substances placed on, about or near the Premises by Tenant or any Tenant Parties, and in a condition which complies with all Environmental Laws. Tenant’s obligations and liabilities pursuant to the provisions of this Section 25.2 shall be in addition to any other surrender requirement in this Lease and shall survive the expiration of the Lease Term or any earlier termination of this Lease.

25.2.7 Definitions. As used in this Lease, the following terms shall be defined as follows:

(a) “Hazardous Substances” means (1) any substance or material that is included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutant,” “contaminant,” “hazardous waste,” or “solid waste” in any Environmental Law (as hereinafter defined); (2) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (3) polychlorinated biphenyls (PCB’s); (4) asbestos and asbestos containing materials (whether friable or non-friable); (5) lead and lead based paint or other lead containing materials (whether friable or non-friable); (6) urea formaldehyde; (7) microbiological pollutants; (8) batteries or liquid solvents or similar chemicals; (9) radon gas; (10) mildew, fungus, mold, bacteria and/or other organic spore material, whether or not airborne, colonizing, amplifying or otherwise; and (11) any additional substance, material or waste (A) the presence of which on or about the Premises (i) requires reporting, investigation or remediation under any Environmental Laws, (ii) causes or threatens to cause a nuisance on the Premises or any adjacent area or property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent area or property, or (iii) which, if it emanated or migrated from the Premises, could constitute a trespass, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws.

(b) “Environmental Laws” means all statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations, schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including but not limited to the: Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; Clean Air Act, 42 U.S.C. 7401 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. “Environmental Laws” shall include any statutory or common law that has developed or develops in the future regarding mold, fungus, microbiological pollutants, mildew, bacteria and/or other organic spore material. “Environmental Laws” shall not include laws relating to industrial hygiene or worker safety, except to the extent that such laws address asbestos and asbestos containing materials (whether friable or non-friable) or lead and lead based paint or other lead containing materials.

25.3 Landlord Representation and Indemnification. Landlord shall indemnify, defend and hold Tenant harmless from and against any claims brought by third parties requiring Remedial Work in the Project, except to the extent such Remedial Work results from or arises out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Project by Tenant or any Tenant Parties.

25.4 Survival. Landlord’s and Tenant’s obligations under this Article 25 shall survive the expiration or of the Lease Term or any earlier termination of this Lease until all Claims within the scope of this Article 25 are fully, finally, and absolutely barred by the applicable statutes of limitations.

ARTICLE 26

LATE CHARGES

If any installment of Rent is not received by Landlord or Landlord’s designee within five (5) business days after its due date, Tenant shall pay to Landlord a late charge equal to the greater of 5% of the overdue amount or $250. In addition, any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at a rate equal to the lesser of 12% per annum or the highest rate permitted by applicable Law. Such late charges and interest shall be deemed Additional Rent, not liquidated damages, and Landlord’s right to collect such amounts shall not limit any of Landlord’s other rights and remedies hereunder or at Law. Notwithstanding the provisions of this Article 26 to the contrary, no late charge shall be assessed the first time during any calendar year during the Lease Term that Rent is not paid within five (5) business days after said amount is due, so long as Tenant shall pay any such delinquent amount within three (3) business days after notice of such delinquency from Landlord.

ARTICLE 27

LANDLORD’S RIGHT TO CURE DEFAULT

Landlord shall have the right, at its option, to cure any Default, without waiving its rights and remedies based upon such Default and without releasing Tenant from any obligations hereunder, in which event Tenant shall pay to Landlord, upon demand, all costs incurred by Landlord in performing such cure (including reasonable attorneys’ fees). Tenant’s obligations under this Article 27 shall survive the expiration or sooner termination of this Lease.

ARTICLE 28

ENTRY BY LANDLORD

Landlord reserves the right, at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency), to enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, to current or prospective Security Holders or insurers, or, during the last 9 months of the Lease Term (or while an uncured Default exists), to prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. Notwithstanding anything to the contrary in this Article 28, Landlord may enter the Premises, at any time and without prior notice to Tenant, to (A) perform required services; (B) take possession of the Premises in accordance with Section 19.2 above; or (C) exercise its rights under Article 27 above. Upon entry, Landlord may take such steps, including temporary closure of the Premises, as are reasonably required to accomplish the foregoing purposes; provided, however, that, subject to the next succeeding sentence, Landlord shall, in connection with the foregoing access, use commercially reasonable efforts to minimize interference with Tenant’s business in the Premises. Landlord may perform any required repairs, alterations or other services in or to the Premises during ordinary business hours, except that, other than in the case of an emergency, Tenant may require any work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord shall at all times have a key with which to unlock all the doors in the Premises. In an emergency, Landlord shall have the right to use any means Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord as provided herein shall not be deemed to be a forcible or unlawful entry into or detainer of, or a constructive eviction of Tenant from, any portion of the Premises, and Tenant shall not be entitled to any damages or abatement of Rent in connection with such entry. Notwithstanding the foregoing, except in the event of an emergency, Landlord and any person entering the Premises with, at the direction of or under the authority of, Landlord shall follow Tenant’s commercially reasonable security requirements, which include the requirement that all persons entering the Premises be attended by a representative of Tenant; provided, however, that Tenant shall make a representative available upon 24-hours prior telephone notice by Landlord.

ARTICLE 29

TENANT PARKING

Tenant shall have the right to park in the Project’s parking facilities (the “Parking Facilities”), in common with other tenants of the Project, upon the terms and conditions contained in this Article 29. Tenant shall not use more than the number of unreserved parking spaces set forth in Section 8 of the Summary. In addition, Tenant shall pay to Landlord any fees, taxes or other charges imposed by the Regional Air Quality Control Board or any other governmental or quasi-governmental agency in connection with the Parking Facilities, to the extent such amounts are allocated to Tenant by Landlord. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or any parking charges are imposed as a result of) any Law. Tenant’s rights under this Article 29 are conditioned upon Tenant’s reasonably abiding by, and causing its employees and invitees to abide by, all rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facilities (including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facilities). Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Project, provided Tenant’s parking rights are not materially impaired. Tenant’s use of the Parking Facilities shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facilities or otherwise in connection with any use of the Parking Facilities by Tenant, its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facilities at any time (provided Tenant’s parking rights are not materially impaired) and may, without incurring any liability to Tenant and without any abatement of Rent, from time to time temporarily close off or restrict access to the Parking Facilities for purposes of facilitating any such alteration (provided Landlord uses commercially reasonable efforts to minimize the impact on Tenant’s business operations). Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall not be required to pay such parking operator any charge for the parking spaces, and (iii) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s gross negligence or willful misconduct. Tenant’s parking rights under this Article 29 are solely for the benefit of Tenant’s employees and such rights may not be transferred without Landlord’s prior written approval, except pursuant to a Transfer permitted under Article 14 above.

ARTICLE 30

MISCELLANEOUS PROVISIONS

30.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The captions of Articles and Sections are for convenience only and shall not affect the interpretation of such Articles and Sections. Wherever the words “include,” “includes” or “including” are used in this Lease, they shall be deemed, as the context indicates, to be followed by the words “but (is/are) not limited to”. Any reference herein to “any part” or “any portion” of the Premises, the Property, the Project or any other property shall be construed to refer to all or any part of such property. Wherever this Lease requires Tenant to comply with any Law, rule, regulation, program, procedure or other requirement or prohibits Tenant from engaging in any particular conduct, this Lease shall be deemed also to require Tenant to cause each of its employees, licensees, invitees and subtenants, and any other person claiming by, through or under Tenant, to comply with such requirement or refrain from engaging in such conduct, as the case may be. Tenant hereby waives the benefit of any rule that a written agreement shall be construed against the drafting party.

30.2 Binding Effect. The provisions of this Lease shall, as the case may require, bind or inure to the benefit of the respective successors and assigns of Landlord and Tenant, provided that this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.

30.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction of Tenant’s obligations under this Lease.

30.4 Modification of Lease. If any current or prospective Security Holder requires a written amendment of this Lease that will not cause an increased cost to Tenant or otherwise materially and adversely change the rights and obligations of Tenant hereunder, Tenant shall execute such an amendment, subject to Tenant’s reasonable review and comment, and deliver it to Landlord within 10 business days after Landlord’s request therefor. At the request of Landlord or any Security Holder, Tenant shall execute a memorandum of Lease and deliver it to Landlord within 10 business days after such request.

30.5 Transfer of Landlord’s Interest. Landlord shall have the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and, in the event of any such transfer (which transfer shall include the Security Deposit), Landlord shall automatically be released from, Tenant shall look solely to the transferee for the performance of, and the transferee shall be deemed to have assumed, all of Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit), and Tenant shall attorn to the transferee as provided in Article 18 above.

30.6 Prohibition Against Recording. Except as provided in Section 30.4 above, neither this Lease nor any memorandum, affidavit or other writing with respect thereto shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

30.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing contained herein shall empower Tenant to do any act that can encumber the title of Landlord.

30.8 Relationship of Parties. Nothing in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

30.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord may elect in its sole and absolute discretion.

30.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

30.11 Partial Invalidity. If any provision of this Lease is to any extent invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and every other provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law.

30.12 Covenant of Quiet Enjoyment. Landlord covenants that so long as Tenant performs all of its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party lawfully claiming by, through or under Landlord, subject to the terms hereof. The foregoing covenant is in lieu of any other covenant express or implied.

30.13 Entire Agreement. This Lease and the attached exhibits, which are incorporated into and made a part of this Lease, set forth the entire agreement between the parties with respect to the leasing of the Premises and supersede and cancel all previous negotiations, arrangements, communications, agreements and understandings, if any, between the parties hereto (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied on any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by the parties hereto.

30.14 Reserved Rights. Landlord reserves to itself all rights not expressly granted to Tenant hereunder, including the right, in Landlord’s sole and absolute discretion, to lease, renovate, improve, alter, subdivide, demolish, construct or develop the Project, or enter into new Underlying Documents with owners of other property, and no such act, or failure to so act, shall constitute a breach of any obligation to Tenant or give rise to any remedy, including any remedy of constructive eviction, damages or abatement of Rent.

30.15 Force Majeure. If either party is prevented from performing any of its obligations hereunder as a result of any strike; lockout; labor dispute; act of God, war or terrorism; inability to obtain services, labor or materials (or reasonable substitutes therefor); governmental action; civil commotion; fire or other casualty; or other cause beyond the reasonable control of such party, other than financial inability (collectively, a “Force Majeure”), then, notwithstanding anything to the contrary in this Lease, such obligation shall be excused during the period of such prevention, and if this Lease specifies a time period for the performance of such obligation, such time period shall be extended by the period of such prevention; provided, however, that nothing in this Section 30.15 shall (a) permit Tenant to holdover in the Premises after the expiration or earlier termination of this Lease, or (b) excuse any obligation to pay Rent, any of Tenant’s obligations under Article 5, 21 or 24 above or Section 30.18.2 or 30.18.3 below, or any of Tenant’s obligations whose nonperformance would interfere with any other occupant’s use, occupancy or enjoyment of its respective premises or the Project.

30.16 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by Law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested, (B) delivered by a nationally recognized courier service, or (C) delivered personally. Any Notice shall be sent or delivered to the address set forth in Section 9 (if Tenant is the recipient) or Section 10 (if Landlord is the recipient) of the Summary, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed to be received on the earlier to occur of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) business days after the date the Notice is deposited in the U.S. mail or with a courier service in the manner described above.

30.17 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

30.18 Representations and Warranties. Tenant represents, warrants and covenants as follows:

30.18.1 If Tenant is not a natural person, then (a) Tenant has full power and authority to execute, deliver and perform its obligations under this Lease, and each person signing on behalf of Tenant is authorized to do so; (b) Tenant is, and at all times during the Lease Term will remain, duly organized, validly existing and in good standing under the laws of the state of its formation and qualified to do business in the state of California; and (c) Tenant shall, within 10 days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority.

30.18.2 Tenant has not, and at no time during the Lease Term will have, (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (d) suffered the attachment or other judicial seizure of all or substantially all of its assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally, in each case unless the same is dismissed in sixty (60) days.

30.18.3 Tenant is not, and at no time during the Lease Term will be, (a) in violation of any Anti-Terrorism Law (defined below); (b) conducting any business or engaging in any transaction or dealing with any Prohibited Person (defined below), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 (defined below); or (d) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law. Neither Tenant nor any of its Affiliates, officers, directors, shareholders, partners, members or lease guarantors is, or at any time during the Lease Term will be, a Prohibited Person. As used herein, “Anti-Terrorism Law” means any Law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act (defined below), and any regulations promulgated under any of them, each as may be amended from time to time. As used herein, “Executive Order No. 13224” means Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism,” as may be amended from time to time. As used herein, “Prohibited Person” means (1) a person or entity that is listed in, or owned or controlled by a person or entity that is listed in, the Annex to Executive Order No. 13224; (2) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (3) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf, or at any replacement website or other official publication of such list. As used herein, “USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public. Law 107-56).

30.19 Attorneys’ Fees. In any lawsuit, action, arbitration, quasi-judicial proceeding, administrative proceeding or other proceeding brought by either party to enforce such party’s rights or remedies under this Lease, the prevailing party shall be entitled to reasonable attorneys’ fees and all costs, expenses and disbursements in connection with such action or proceeding, including all costs of expert consultation and other reasonable investigation, which sums may be included in any judgment or decree entered in such action or proceeding in favor of the prevailing party. In addition, Tenant shall pay all reasonable attorneys’ fees and other fees and costs, including costs of expert consultation and other reasonable investigation, that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder, (a) where an action or proceeding is not brought, or (b) in any voluntary or involuntary bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease, including all motions and proceedings regarding relief from automatic stay, lease assumption or rejection and/or extensions of time related thereto, lease designation, use of cash collateral, claim objections, and disclosure statements and plans of reorganization.

30.20 Governing Law; WAIVER OF TRIAL BY JURY.

30.20.1 This Lease shall be construed and enforced in accordance with the Laws of the State of California.

30.20.2 THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY. IF THE JURY WAIVER PROVISIONS OF THIS SECTION 30.20.2 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 – 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 30.20 above. The venue of the proceedings shall be in the county in which the Premises are located. Within 10 days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 30.20.2, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages. The parties shall be entitled to conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Section 30.20.2. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than 6 months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within 9 months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Section 30.20.2 shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

30.20.3 IF LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH

PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW. IN ADDITION, IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, AND (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW.

30.20.4 THE PROVISIONS OF THIS SECTION 30.20 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

30.21 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not effective, as a lease or otherwise, until execution and delivery by both Landlord and Tenant.

30.22 Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant. Landlord shall pay (or cause to be paid) all fees owed to Tenant’s Broker and Landlord’s Broker pursuant to separate written agreements.

30.23 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby waives the benefit of any Law to the contrary and agrees that if Landlord fails to perform its obligations hereunder, Tenant shall not be entitled to make any repairs or perform any other acts hereunder at Landlord’s expense or to set off any Rent against Landlord.

30.24 Project or Building Name and Signage. Landlord shall have the right at any time to change the name or address of the Project or Building, and to install and maintain any signs on the exterior or the interior of the Project or Building that Landlord may desire in its sole and absolute discretion. Without Landlord’s prior written consent, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

30.25 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

30.26 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space-planning consultants, attorneys, brokers, employees, directors. investors, subtenants, assignees, potential or actual Permitted Transferees and other as may be required by law or useful in connection with any legal proceedings in connection with this Lease.

30.27 No Violation. Tenant represents and warrants that neither its execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law.

30.28 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all provisions of Articles 7 and 8 above; (ii) space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion; (iii) the Lines (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation and shall be surrounded by a protective conduit reasonably acceptable to Landlord; (iv) the Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (including the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s); (v) any new or existing Lines serving the Premises shall comply with all applicable Laws; (vi) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing unused Lines located in or serving the Premises and repair any damage in connection with such removal; and (vii) Tenant shall pay all costs in connection therewith. Unless otherwise instructed by Landlord (by written notice to Tenant), Tenant shall, at its expense, before the expiration or earlier termination of this Lease, remove any Lines located in or serving the Premises and repair any resulting damage.

30.29 Transportation Management. Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and, in connection therewith, Tenant shall take responsible action for planning and managing the transportation of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project-, Building- or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

30.30 Access. Except when and where Tenant’s right of access is specifically excluded as the result of (a) an emergency, (b) a requirement by Law, or (c) a specific provision set forth in this

Lease, Tenant shall have the right of access to the Premises twenty-four (24) hours per day, seven (7) days per week during the Lease Term.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

CARR NP PROPERTIES, L.L.C., a Delaware limited liability company

By:	/s/ John Moe

Name:	John Moe

Title:	Market Managing Director

TENANT: BLUEARC CORPORATION, a Delaware corporation

By:	/s/ Mike Gustafson

Name:	Mike Gustafson

Title:	CEO

[chairman, president or vice-president]

By:	/s/ Rick Martig

Name:	Rick Martig

Title:	CFO

[secretary, assistant secretary, chief financial officer or assistant treasurer]

EXHIBIT A

RIO ROBLES TECHNOLOGY CENTRE

OUTLINE OF PREMISES

Exhibit A

1

EXHIBIT B

RIO ROBLES TECHNOLOGY CENTRE

TENANT WORK LETTER

This Tenant Improvement Agreement (“Agreement”) is an integral part of the Lease dated as of July 16, 2009 (“Lease”), by and between CARR NP PROPERTIES, L.L.C., a Delaware limited liability company (“Landlord”), and BLUEARC CORPORATION, a Delaware corporation (“Tenant”), relating to certain Premises described therein, and except where clearly inconsistent or inapplicable, the provisions of the Lease are incorporated into this Agreement. Capitalized terms used in this Agreement not otherwise defined herein shall have the meaning given such terms in the Lease. Landlord and Tenant agree as follows with respect to the initial alterations, additions and improvements to be installed in the Premises (the “Tenant Improvements”).

1.	INITIAL TENANT IMPROVEMENTS.

(a) On or before the Commencement Date, Landlord shall cause to be substantially completed the Tenant Improvements identified on Exhibit B-1 attached hereto (the “Approved TI Description”), subject to and in accordance with Landlord’s standard specifications for the Project (“Project Standard Specifications”) including, but not limited to, the standard building materials which are then being used by Landlord for the Project and/or similar projects owned by Landlord in the vicinity of the Project. Landlord will provide Tenant with a copy of the Project Standard Specifications upon Tenant’s request. The work of constructing the Tenant Improvements, which the parties acknowledge shall include certain upgrades to the electrical systems serving the Building (“PG&E Power Upgrades”), is referred to as “Landlord’s Work”.

(b) Following execution of the Lease, Landlord shall cause to be prepared, at its sole cost and expense, and delivered to Tenant final working drawings for Landlord’s Work (the “Final Plans”). The Tenant Improvements shown on the Final Plans shall be substantially consistent with the work initially identified on Exhibit B-1 attached hereto, and Landlord shall cause Landlord’s Work to be performed (i) substantially as shown on the Final Plans, excepting only minor variations (i.e., variations which are not inconsistent with the intent of the Final Plans) as Landlord may deem advisable, and any Change Orders approved by Landlord; and (ii) in compliance with all applicable Laws; provided, however, that the issuance of a temporary or permanent certificate of occupancy or final sign off on the job card upon Substantial Completion (as defined below) of Landlord’s Work shall be deemed conclusive evidence of the compliance of the Tenant Improvements with applicable Laws.

2. CHANGE ORDERS. If, prior to the Substantial Completion Date, Tenant shall request improvements or changes to the Premises in addition to, revision of or substitution for the Tenant Improvements identified in the Approved TI Description, including, without limitation, any request for above-Building standard finishes or other detailed specifications (individually or collectively, “Change Orders”), Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for such Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) days of Landlord’s advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the increase in the cost of construction, resulting from all Change Orders.

Exhibit B

1

3. TENANT IMPROVEMENT COSTS. Landlord shall bear the cost of the design and construction of the Tenant Improvements, except for the following, which shall be Tenant’s responsibility:

(a) The increase in the cost of construction resulting from Change Orders;

(b) The cost of trade fixtures, workstations, telecommunications or computer cabling, electrical distribution, or built-in furniture or equipment to be installed by Tenant; and

(c) Any increase in the cost of construction resulting from Tenant Delays (as defined in Section 4 below).

If Landlord and Tenant agree on any Change Orders as provided in Section 2 above, then Landlord shall furnish Tenant with an invoice specifying Tenant’s estimated share of the cost of the Change Order, and Tenant shall pay such estimated amount to Landlord within thirty (30) days thereafter. Tenant acknowledges and agrees that any such invoice shall be based solely on an estimate of Landlord’s contractor, and shall not be binding on Landlord or Landlord’s contractor, nor shall Tenant’s payment on account of such estimate limit Tenant’s obligation hereunder to pay the increase in the cost of construction resulting from Change Orders.

4. SUBSTANTIAL COMPLETION. As used in the Lease, the “Substantial Completion Date” means the date that Landlord, its architect, engineer or construction manager determines that Landlord’s Work has been completed, except for the following (“Substantial Completion”): (a) finishing details, minor omissions, mechanical adjustments, and similar items of the type customarily found on an architectural punch-list (the “Punch-List Items”), the correction or completion of which will not substantially interfere with Tenant’s occupancy and use of the Premises; and (b) trade fixtures, workstations, telecommunications or computer cabling or built-in furniture or equipment to be installed by Tenant; provided, however, that if Landlord is delayed in completing Landlord’s Work as a result of any Tenant Delay (as defined below), the Substantial Completion Date shall be deemed to be the date that Substantial Completion of Landlord’s Work would have occurred in the absence of such Tenant Delay, as reasonably determined by Landlord or Landlord’s architect. Tenant shall be responsible for and shall pay any costs and expenses incurred by Landlord in connection with, or as a consequence of, any Tenant Delay. As used in this Lease, the term “Tenant Delay” means a delay in the completion of Landlord’s Work, to the extent caused by the act, omission, neglect or failure of Tenant or any of Tenant’s agents, employees, contractors or subcontractors, including, without limitation, to the extent caused by Change Orders or by Tenant’s failure to pay the estimated amounts required pursuant to Section 3 above.

5.	MISCELLANEOUS.

(a) Notwithstanding any provision to the contrary contained in this Lease, if a Default as described in the Lease, or a Default by Tenant under this Agreement, has occurred at any time on or before the Substantial Completion of Landlord’s Work, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cease performance of Landlord’s Work until such Default is cured (in which case, such delay shall be a Tenant Delay), and (ii) all other obligations of Landlord under the terms of this Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

(b) Tenant acknowledges that the timing of the completion of the Final Plans and the Tenant Improvements is of the utmost importance to Landlord. Accordingly, Tenant hereby agrees to fully

Exhibit B

2

and diligently cooperate with all reasonable requests by Landlord in connection with or related to the design and construction of the Tenant Improvements, and in connection therewith, shall respond to Landlord’s requests for information and/or approvals, except as specifically set forth herein to the contrary, within five (5) business days following request by Landlord.

(c) Without limiting the provisions of Section 2 above or Tenant’s obligations set forth in Section 8.5 of the Lease, Tenant agrees that Landlord may condition its approval of any Change Order on Tenant’s agreement to (i) remove the same upon the expiration or termination of the Lease, (ii) repair any damage to the Premises caused by such removal, and (iii) restore the affected portion of the Premises to its condition existing before the installation thereof. If Tenant’s request for Landlord’s approval of any proposed Change Order contains a request that Landlord identify any portion of such Change Order that Landlord will require Tenant to remove as provided above, then Landlord will, at the time it approves such Change Order, identify such portion of the Change Order, if any, that Landlord will require Tenant to so remove. If Tenant fails to complete the removal, repair or restoration required by this subparagraph (c) before the expiration or earlier termination of the Lease, then, consistent with the provisions of Section 8.5 of the Lease, (1) Landlord may do so and may charge the cost thereof to Tenant, and (2) for purposes of Article 16 of the Lease, Tenant shall be deemed to be in holdover in the Premises without Landlord’s consent until such work is completed.

Exhibit B

3

EXHIBIT B-1

RIO ROBLES TECHNOLOGY CENTRE

APPROVED BLUEARC TENANT IMPROVEMENTS

Exhibit B-1

1

Exhibit B-1

2

EXHIBIT C

RIO ROBLES TECHNOLOGY CENTRE

NOTICE OF LEASE TERM DATES

            , 20

To:

Re: Office Lease (the “Lease”) dated July 16, 2009, between CARR NP PROPERTIES, L.L.C., a Delaware limited liability company (“Landlord”), and BLUEARC CORPORATION, a Delaware corporation (“Tenant”), concerning 40-50 Rio Robles Drive, Santa Clara, California.

Lease ID:
Business Unit Number:

Dear                     :

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1. The Lease Commencement Date is and the Lease Expiration Date is August 31, 2014.

2. The approximate number of rentable square feet within the Premises are 41,772 rentable square feet, subject to Article 1 of the Lease.

3. Tenant’s Share, based upon the approximate number of rentable square feet within the Premises, is 100%, subject to Article 1 of the Lease.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Article 2 of the Lease, if Tenant fails to execute and return (or reasonably object in writing to) this letter within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

CARR NP PROPERTIES, L.L.C., a Delaware limited liability company

By:

Name:

Title:

Exhibit C

1

Agreed and Accepted as

of             , 200  .

“Tenant”:

BLUEARC CORPORATION, a Delaware corporation

By:

Name:

Title:

Exhibit C

2

EXHIBIT D

RIO ROBLES TECHNOLOGY CENTRE

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as reasonably modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control. Tenant shall not be required to comply with any new rule or regulation unless the same applies non-discriminatorily to all occupants of the Building, does not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights and does not materially increase the obligations or decrease the rights of Tenant under this Lease.

1. Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant. If the keys so furnished are lost, Tenant shall pay Landlord therefor.

2. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding anything to the contrary in Article 7 or Section 10.5 of the Lease).

3. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

4. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Building without Landlord’s prior written consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

5. Tenant shall not overload the floor of the Premises, or, except as provided in Article 8 of the Lease, mark, drive nails or screws or drill into the partitions, woodwork or drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior written consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not approved by Landlord.

6. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior written consent.

7. Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business

Exhibit D

1

therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

8. Tenant shall not bring into or keep within the Project or the Building any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

9. No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all applicable Laws.

10. The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau, without Landlord’s prior written consent. Tenant shall not engage or pay any employees in the Premises except those actually working for Tenant in the Premises, nor advertise for laborers giving an address at the Premises.

11. Landlord reserves the right to exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

12. Tenant shall not loiter in or on the Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

13. Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under applicable Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate.

14. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

15. Any persons employed by Tenant to do janitorial work shall be subject to Landlord’s prior written approval, and Tenant shall be responsible for all acts of such persons.

16. No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior written consent. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise

Exhibit D

2

sunscreened without Landlord’s prior written consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

17. Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

18. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

19. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No-Smoking” ordinance that may be in effect from time to time and is not superseded by such law.

20. Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant and its agents, employees, contractors and invitees, and the property thereof, from acts of third parties, including responsibility for keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for any portion of the Project. Tenant further assumes the risk that any safety or security device, service or program that Landlord elects, in its sole and absolute discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses resulting from such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

21. All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

22. Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

23. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior written consent.

Landlord may, from time to time, modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof. Landlord may equitably waive any of these Rules and Regulations for the benefit of any particular tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant, nor prevent Landlord from thereafter enforcing such Rule and Regulation against any or all tenants.

Exhibit D

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EXHIBIT E

RIO ROBLES TECHNOLOGY CENTRE

HAZARDOUS SUBSTANCES DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Substances Disclosure Certificate is necessary for the Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 25.2 of the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	c/o Equity Office 2655 Campus Drive, Suite 100 San Mateo, CA 94403 Attn: Market Officer Phone: (650) 372-3500

Name of (Prospective) Tenant:	Blue Arc

Mailing Address:	50 Rio Robles
San Jose, CA 95134

Contact Person, Title and Telephone Number(s):	Bill Kichan Controller 576-6611

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:

Length of (Prospective) initial Term:

1.	GENERAL INFORMATION:

Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

General office and electronic testing

Exhibit E

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2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS SUBSTANCES

2.1	Will any Hazardous Substances (as hereinafter defined) be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Substances which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Wastes	Yes ☐	No ☒

Chemical Products	Yes ☐	No ☒

Other	Yes ☐	No ☒

If Yes is marked, please explain:_____________________________________________________

2.2	If Yes is marked in Section 2.1, attach a list of any Hazardous Substances to be used, generated, treated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Substances to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Substance, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	STORAGE TANKS AND SUMPS

Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Substances in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

        Yes  ☐    No  ☒

If yes, please explain: ________________________________________________________________________________

4.	WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Exhibit E

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Yes  ☐    No   ☒

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes  ☐    No   ☒

If yes, attach a copy of the most recent report filed.

5.	WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

storm drain?	sewer?

surface water?	X no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2	Will any such wastewater or waste be treated before discharge?

Yes  ☐    No  ☒

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.	AIR DISCHARGES

6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes  ☐    No   ☒

If yes, please describe:

Exhibit E

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6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)	Incinerator(s)

Dip tank(s)	Other (Please describe)

Drying oven(s)	X No Equipment Requiring Air Permits

If yes, please describe:

6.3	Please describe (and submit copies of with this Hazardous Substances Disclosure Certificate) any reports you have filed in the past thirty-six months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.

7.	HAZARDOUS SUBSTANCES DISCLOSURES

7.1	Has your company prepared or will it be required to prepare a Hazardous Substances management plan (“Management Plan”) or Hazardous Substances Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐ No ☒

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.

7.2	Are any of the Hazardous Substances, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Substances being so used which are listed or regulated under Proposition 65.

Yes ☐ No ☒

If yes, please explain:

Exhibit E

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8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1	With respect to Hazardous Substances or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐ No ☒

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 25.2 of the Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐ No ☒

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 30.16 of the Lease Agreement.

8.3	Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes ☐ No ☒

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

Exhibit E

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9.	PERMITS AND LICENSES

Attach copies of all permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Substances permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

As used herein, “Hazardous Substances” and “Environmental Laws” shall have the meanings given to such terms in the Lease Agreement.

The undersigned hereby acknowledges and agrees that this Hazardous Substances Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Substances Disclosure Certificate will be updated from time to time in accordance with Section 25.2 of the Lease Agreement. The undersigned further acknowledges and agrees that the Landlord and its partners, lenders and representatives may rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

Tenant hereby certifies, represents and warrants that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:

By:	/s/ Rick Martig

Title:	CFO

Exhibit E

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